                                                                     EXHIBIT 2.2

================================================================================

                              ACQUISITION AGREEMENT

                    dated as of the 12th day of January, 1999

                                  by and among

                                RV CENTERS, INC.

                            AMERICAN RV CENTERS, INC.

                                   and all of

                  the STOCKHOLDERS of AMERICAN RV CENTERS, INC.

================================================================================

                                TABLE OF CONTENTS

                                                                              Page
RECITALS .......................................................................1
1.       ACQUISITION OF STOCK ..................................................5
         1.1   Acquisition .....................................................5
         1.2   Consideration ...................................................5
         1.3   Certain Information With Respect to the Capital Stock
               of the Company and RV Centers ...................................6

2.       DELIVERY OF CONSIDERATION .............................................6
         2.1   Stockholders' Consideration .....................................6
         2.2   Stockholders' Deliveries ........................................6

3.       CLOSING ...............................................................6

4.       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS ....................7
         4.1   Due Organization ................................................7
         4.2   Authorization ...................................................8
         4.3   Capital Stock of the Company ....................................8
         4.4   Transactions in Capital Stock; Organization Accounting ..........8
         4.5   No Bonus Shares .................................................8
         4.6   Subsidiaries; Ownership in Other Entities .......................9
         4.7   Predecessor Status; etc .........................................9
         4.8   Spin-off by the Company .........................................9
         4.9   Financial Statements ............................................9
         4.10  Liabilities and Obligations ....................................10
         4.11  Accounts and Notes Receivable ..................................10
         4.12  Permits and Intangibles ........................................11
         4.13  Environmental Matters ..........................................11
         4.14  Personal Property ..............................................13
         4.15  Significant Customers and Suppliers;
               Material Contracts and Commitments .............................13
         4.16  Real Property ..................................................14
         4.17  Insurance ......................................................15
         4.18  Compensation; Employment Agreements; Labor Matters .............15
         4.19  Employee Plans .................................................16
         4.20  Compliance with ERISA ..........................................17
         4.21  Conformity with Law; Litigation ................................18
         4.22  Taxes ..........................................................18
         4.23  No Violations; No Consent Required, Etc ........................19
         4.24  Government Contracts ...........................................20

       4.25  Absence of Changes .......................................................20
       4.26  Deposit Accounts; Powers of Attorney .....................................22
       4.27  Validity of Obligations ..................................................22
       4.28  Relations with Governments ...............................................23
       4.29  Disclosure ...............................................................23
       4.30  Prohibited Activities ....................................................23
       4.31  No Warranties or Insurance ...............................................24
       4.32  Interest in Customers and Suppliers and Related Party Transactions .......24
       4.33  Registration Statement ...................................................24
       4.34  Inventory ................................................................24
       4.35  Year 2000 ................................................................24
       4.36  Authority; Ownership .....................................................25
       4.37  Preemptive Rights ........................................................25

5.     REPRESENTATIONS OF RV CENTERS ..................................................25
       5.1   Due Organization .........................................................25
       5.2   Authorization ............................................................26
       5.3   Capital Stock of RV Centers ..............................................26
       5.4   Transactions in Capital Stock; Organization Accounting ...................26
       5.5   Subsidiaries .............................................................26
       5.6   No Violations ............................................................27
       5.7   Validity of Obligations ..................................................28
       5.8   RV Centers Stock .........................................................28
       5.9   Business; Real Property; Material Agreements .............................28
       5.10  Investment Representations ...............................................28
       5.11  Authorization of Other Agreements ........................................28
       5.12  Financial Statements .....................................................29
       5.13  Liabilities and Obligations ..............................................29
       5.14  Conformity with Law; Litigation ..........................................29
       5.15  No Side Agreements .......................................................29
       5.16  Relations with Governments ...............................................30
       5.17  Other Agreements .........................................................30
       5.18  Registration Statement ...................................................30
       5.19  Disclosure ...............................................................30

6.     COVENANTS PRIOR TO CLOSING .....................................................31
       6.1   Access and Cooperation; Due Diligence ....................................31
       6.2   Conduct of Business Pending Closing ......................................31
       6.3   Prohibited Activities ....................................................32
       6.4   No Shop ..................................................................34
       6.5   Agreements ...............................................................34
       6.6   Notification of Certain Matters ..........................................34
       6.7   Amendment of Schedules ...................................................35

        6.8   Cooperation in Preparation of Registration Statement ...........35
        6.9   Final Financial Statements .....................................36
        6.10  Further Assurances .............................................36
        6.11  Compliance with the Hart-Scott Act .............................36
        6.12  Transfers of Permits and Intangibles ...........................37
        6.13  Dividends ......................................................37
        6.14  Authorized Capital .............................................37
        6.15  Year 2000 Compliance Cost Estimates ............................37

7.      CONDITIONS PRECEDENT TO OBLIGATIONS OF
        STOCKHOLDERS AND COMPANY .............................................37
        7.1   Representations and Warranties; Performance of Obligations .....38
        7.2   No Litigation ..................................................38
        7.3   Opinions .......................................................38
        7.4   Registration Statement; Minimum Value ..........................38
        7.5   Consents and Approvals .........................................38
        7.6   Good Standing Certificates .....................................39
        7.7   No Material Adverse Change .....................................39
        7.8   Closing of IPO .................................................39
        7.9   Secretary's Certificate ........................................39
        7.10  Employment Agreements ..........................................39
        7.11  Other Founding Companies .......................................39
        7.12  Management Lock-Up Agreements ..................................39

8.      CONDITIONS PRECEDENT TO OBLIGATIONS OF RV CENTERS ....................40
        8.1   Representations and Warranties; Performance of Obligations .....40
        8.2   No Litigation ..................................................40
        8.3   Secretary's Certificate ........................................40
        8.4   No Material Adverse Effect .....................................40
        8.5   Stockholders' Release ..........................................41
        8.6   Termination of Related Party Agreements ........................41
        8.7   Opinion of Counsel .............................................41
        8.8   Consents and Approvals .........................................41
        8.9   Good Standing Certificates .....................................41
        8.10  Registration Statement .........................................42
        8.11  Employment Agreements ..........................................42
        8.12  Closing of IPO .................................................42
        8.13  FIRPTA Certificate .............................................42
        8.14  Resignations of Directors ......................................42
        8.15  Lease Agreements ...............................................42

9.       COVENANTS OF RV CENTERS AND
         THE STOCKHOLDERS AFTER CLOSING ........................................42
         9.1      Preservation of Tax and Accounting Treatment..................42
         9.2      Preparation and Filing of Tax Returns.........................42
         9.3      Directors.....................................................44
         9.4      Release From Guarantees; Repayment of Certain Obligations.....44
         9.5      Access to Records.............................................44

10.      INDEMNIFICATION .......................................................44
         10.1     Indemnification by the Stockholders...........................44
         10.2     Indemnification by RV Centers.................................45
         10.3     Third Person Claims...........................................46
         10.4     Exclusive Remedy..............................................47
         10.5     Limitations on Indemnification................................47
         10.6     Tax Indemnification by the Stockholders.......................49

11.      TERMINATION OF AGREEMENT ..............................................49
         11.1     Termination...................................................49
         11.2     Liabilities in Event of Termination...........................50
         11.3     Return of Stock Certificates..................................50

12.      NONCOMPETITION ........................................................50
         12.1     Prohibited Activities.........................................50
         12.2     Damages.......................................................51
         12.3     Reasonable Restraint..........................................51
         12.4     Severability; Reformation.....................................51
         12.5     Independent Covenant..........................................51
         12.6     Materiality...................................................52

13.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION .............................52
         13.1     Stockholders..................................................52
         13.2     RV Centers....................................................52
         13.3     Damages.......................................................53
         13.4     Survival......................................................53

14.      TRANSFER RESTRICTIONS .................................................53
         14.1     Transfer Restrictions.........................................53

15.      FEDERAL SECURITIES ACT REPRESENTATIONS ................................54
         15.1     Compliance with Law...........................................54
         15.2     Economic Risk; Sophistication.................................55

16.      REGISTRATION RIGHTS ...................................................55
         16.1     Piggyback Registration Rights. ...............................55
         16.2     Registration Procedures. .....................................56
         16.3     Indemnification. .............................................57
         16.4     Underwriting Agreement. ......................................58
         16.5     Rule 144 Reporting. ..........................................58
         16.6     Availability of Rule 144. ....................................59

17.      GENERAL ...............................................................59
         17.1     Cooperation. .................................................59
         17.2     Successors and Assigns. ......................................59
         17.3     Entire Agreement. ............................................59
         17.4     Counterparts. ................................................59
         17.5     Brokers and Agents. ..........................................60
         17.6     Expenses. ....................................................60
         17.7     Notices. .....................................................60
         17.8     Governing Law. ...............................................62
         17.9     Exercise of Rights and Remedies. .............................62
         17.10    Time. ........................................................62
         17.11    Reformation and Severability. ................................62
         17.12    Remedies Cumulative. .........................................62
         17.13    Captions. ....................................................62
         17.14    Amendments and Waivers. ......................................62
         17.15    Dispute Resolution. ..........................................62
         17.16    References, Gender, Number. ..................................63
         17.17    Sole Stockholder. ............................................63
         17.18    Schedules and Annexes. .......................................63

                                     ANNEXES

      Annex I    -     Consideration to Be Paid to Stockholders

      Annex II   -     Certificate of Incorporation and By-Laws of RV Centers

      Annex III  -     Form of Opinion of Counsel to RV Centers

      Annex IV   -     Form of Opinion of Counsel to Company and Stockholders

      Annex V    -     Form of Founder Employment Agreement

      Annex VI   -     Form of Lease Agreement




                                    SCHEDULES

4.1       Due Organization
4.2       Authorization
4.3       Capital Stock of the Company
4.4       Transactions in Capital Stock; Organization Accounting
4.5       No Bonus Shares
4.6       Subsidiaries; Ownership in Other Entities
4.7       Predecessor Status; etc
4.8       Spin-off by the Company
4.9       Financial Statements
4.10(a)   Liabilities and Obligations
4.10(b)   Trade Account Payables etc. and Copies of Loan Agreements
4.11      Accounts and Notes Receivable
4.12      Permits and Intangibles
4.13      Environmental Matters
4.14      Personal Property
4.15(a)   Significant Customers and Suppliers
4.15(b)   Material Contracts and Commitments
4.16      Real Property
4.17      Insurance
4.18      Compensation; Employment Agreements; Labor Matters
4.19      Employee Plans
4.20      Compliance with ERISA
4.21      Conformity with Law; Litigation
4.22      Taxes
4.23(a)   Defaults
4.23(b)   Violations or Defaults Arising From This Agreement

4.23(c)   Notices Required By Material Documents
4.23(e)   Restrictions Imposed By Material Documents
4.24      Government Contracts
4.25      Absence of Changes
4.26      Deposit Accounts; Powers of Attorney
4.30      Prohibited Activities
4.31      No Warranties or Insurance
4.32      Interest in Customers and Suppliers and Related Party Transactions
4.34      Inventory in Interim Financial Statements
5.2       Authorization
5.3       Authorized Capital Stock of RV Centers
5.17      Unique Terms in Other Agreements
6.2       Conduct of Business Pending Closing
6.3       Prohibited Activities
6.5       Agreements
8.6       Termination of Related Party Agreements
8.11      Employment Agreements
9.4       Release From Guarantees; Repayment of Certain Obligations
12.1      Prohibited Activities
15.2      Non-accredited Investors
17.5      Brokers and Agents

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (the "Agreement") is made as of the 12th day of January, 1999, by and among RV Centers, Inc., a Delaware corporation ("RV Centers"), American RV Centers, Inc., a Mississippi corporation (the "Company") and the stockholders listed on the signature pages of this Agreement (the "Stockholders"), who are all the stockholders of the Company.

                                    RECITALS

         WHEREAS, as of the date hereof, the Stockholders own, and as of the Consummation Date the Stockholders will own, all of the issued and outstanding capital stock of the Company (the "Company Stock");

         WHEREAS, RV Centers is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements") with each of the Other Founding Companies (as defined herein) and their respective stockholders in order to acquire additional recreational vehicle dealership companies;

         WHEREAS, this Agreement and the Other Agreements constitute the "RV Centers Plan of Organization;"

         WHEREAS, the Stockholders and the boards of directors and the stockholders of RV Centers and each of the Other Founding Companies that are parties to the Other Agreements have approved and adopted the RV Centers Plan of Organization as an integrated plan pursuant to which the Stockholders and the stockholders of each of the Other Founding Companies (as defined herein) will transfer the capital stock of each of the Founding Companies to RV Centers and the stockholders of each of the Founding Companies will acquire shares of RV Centers Stock (as defined herein);

         WHEREAS, it is the intent of the parties that the transfer to RV Centers of stock of the Company by the Stockholders in consideration for stock of RV Centers qualify as a tax-free transfer of property under Section 351 of the Code (as hereinafter defined);

         WHEREAS, the Board of Directors of the Company has approved this Agreement as part of the RV Centers Plan of Organization in order to transfer the capital stock of the Company to RV Centers;

         WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "Acquired Party" means the Company, any Subsidiary of the Company and any member of a Relevant Group.

         "Additional Consideration" has the meaning set forth in Section 1.2.

         "Affiliate" means with respect to any person or entity, any other person or entity that directly or indirectly, controls, is controlled by, or is under common control with such person or entity.

         "Balance Sheet Date" means June 30, 1998.

         "Charter" means the certificate of incorporation or articles of incorporation of the Company, as the case may be.

         "Charter Documents" has the meaning set forth in Section 4.1.

         "Closing" has the meaning set forth in Section 3.

         "Closing Date" has the meaning set forth in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Company Stock" has the meaning set forth in the first recital of this Agreement.

         "Consummation Date" has the meaning set forth in Section 3.

         "Delaware GCL" means the General Corporation Law of the State of Delaware.

         "Draft Registration Statement" means the draft of the Registration Statement as included in the Private Placement Memorandum for RV Centers dated January 5, 1999, and any corrections thereto and supplemental information delivered by RV Centers to the Company for delivery to the Stockholders prior to the time this Agreement is delivered by the Stockholders to RV Centers.

         "Effective Time" means the effective time of the consummation of the purchase and sale of the Company Stock, which shall occur on the Consummation Date.

         "Environmental Law" has the meaning set forth in Section 4.13(c).

         "Expiration Date" has the meaning set forth in Section 4(A).

         "Founding Companies" means: Ace Fogdall, Inc., an Iowa corporation, American RV Centers, Inc., a Tennessee corporation, American RV Centers, Inc., a Mississippi corporation, Casey Motors, Inc., a Colorado corporation, County Line Select Cars, Inc., a Florida corporation, Dusty's Camper World of Bartow, Inc., a Florida corporation, Emerald Coast RV Center, Inc., a Florida corporation, Hall Enterprises, Inc., a Kentucky corporation, Little Valley Auto & RV Sales, Inc., a West Virginia corporation, Growth Ventures, Inc., a Texas corporation, RVs Northwest, Inc., a Washington corporation, Saddleback Recreational Vehicles, Inc., a California corporation, Scott Motor Coach Sales, Inc., a New Jersey corporation, Stoltzfus Trailer Sales, Inc., a Pennsylvania corporation, Roy B. Padgett d/b/a Young's RV Center, a sole proprietorship operating in California.

         "GAAP" means generally accepted accounting principles as consistently applied in the United States.

         "Hart-Scott Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hazardous Substance" has the meaning set forth in Section 4.13(d).

         "Information Technology" has the meaning set forth in section 4.35.

         "IPO" means the initial public offering of RV Centers Stock pursuant to the Registration Statement.

         "known," "knowledge" or "best knowledge," when used in reference to a statement regarding the existence or absence of facts in this Agreement, is intended by the parties to mean that the only information to be attributed to such person is information actually known to (a) the person in the case of an individual or (b) in the case of a corporation or other entity, an officer, director or member. With respect to the "knowledge" of the Stockholders who are officers, directors, employees, consultants or agents of the Company, such term is also intended to mean that such Stockholder has made inquiry of the officers and directors of the Company and its Affiliates, and with respect to the representations made in Section 4.13, the Company's management.

         "Material Adverse Change" means a material adverse change in the business, operations, properties, assets or condition (financial or otherwise), of the subject entity and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the subject entity and its Subsidiaries taken as a whole.

         "Material Documents" has the meaning set forth in Section 4.23(a).

         "Minimum Value" has the meaning set forth in Annex I.

         "Other Agreements" has the meaning set forth in the second recital of this Agreement.

         "Other Founding Companies" means all of the Founding Companies other than the Company.

         "Person" means an individual, partnership, joint venture, corporation, limited liability company, bank, trust, unincorporated organization or other entity.

         "Plans" has the meaning set forth in Section 4.19.

         "Pricing" means the date of determination by RV Centers and the Underwriters of the public offering price of the shares of RV Centers Stock in the IPO.

         "Qualified Plans" has the meaning set forth in Section 4.20.

         "RV Centers" has the meaning set forth in the first paragraph of this Agreement.

         "RV Centers Charter Documents" has the meaning set forth in
Section 5.1.

         "RV Centers Documents" has the meaning set forth in Section 5.6.

         "RV Centers Plan of Organization" has the meaning set forth in the fourth recital of this Agreement.

         "RV Centers Stock" means the common stock, par value $.01 per share, of RV Centers.

         "Registration Statement" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of RV Centers Stock to be issued in the IPO, including the prospectus and all amendments and supplements thereto.

         "Relevant Group" means the Company and any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member.

         "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "Schedule" means each Schedule attached hereto (as amended or supplemented pursuant to Section 6.7), which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "SEC" means the United States Securities and Exchange Commission.

         "State of Incorporation" means, as it relates to a referenced corporation, the state of incorporation for such corporation.

         "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

         "Subsidiaries" means with respect to a Person, any corporation or other entity in which such Person owns a 50% or greater ownership interest.

         "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, employment, payroll, excise, property, deed, stamp, alternative or add-on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Tennessee Acquisition Agreement" means that agreement by and among RV Centers, American RV Centers, Inc., a Tennessee corporation and the stockholders listed on the signature pages of that Agreement.

         "Underwriters" means the prospective underwriters identified in the Draft Registration Statement and any additional or substitute underwriter appointed by RV Centers as identified in writing to the Stockholders.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       ACQUISITION OF STOCK

         1.1. ACQUISITION. Upon the terms and subject to the conditions contained in this Agreement and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, on the Consummation Date, the Stockholders shall transfer to RV Centers and RV Centers shall acquire from the Stockholders, all of the issued and outstanding shares of capital stock of the Company as set forth in Annex I hereto.

         1.2. CONSIDERATION. The consideration for the Company Stock shall be as set forth on Annex I to this Agreement and that consideration, if any, as provided in Section B of Annex I to the Acquisition Agreement (the "Tennessee Acquisition Agreement") by and among RV Centers, American RV Centers, Inc., a Tennessee corporation and the stockholders listed on the signature pages of that Agreement (the "Additional Consideration").

         1.3. CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY AND RV CENTERS. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the Company and RV Centers as of the date of this Agreement are as follows:

                  (i) as of the date of this Agreement, the authorized and outstanding capital stock of the Company is as set forth on Schedule
          4.3 hereto; and

                  (ii) immediately prior to the Closing Date and the Consummation Date, the authorized capital stock of RV Centers will consist of 20,000,000 shares of RV Centers Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 5,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding, all of which will be issued and outstanding except as otherwise set forth in the Registration Statement.

2.       DELIVERY OF CONSIDERATION

         2.1. STOCKHOLDERS' CONSIDERATION. On the Consummation Date, the Stockholders, who are now and on the Consummation Date will be, the holders of all of the outstanding capital stock of the Company, shall, upon surrender of certificates evidencing that capital stock, receive from RV Centers the respective number of shares of RV Centers Stock and the amount of cash described on Annex I hereto, which shall be payable by certified check or wire transfer. The number of shares of RV Centers Stock in Annex I has been adjusted for the stock split provided for in the Draft Registration Statement and will not be adjusted upon the occurrence of such split.

         2.2. STOCKHOLDERS' DELIVERIES. The Stockholders shall deliver at the Closing the certificates representing Company Stock, duly endorsed in blank by the Stockholders, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying any Company Stock.

3.       CLOSING

         At or prior to the Pricing and subject to the satisfaction or waiver of the conditions in Sections 7 and 8, the parties shall take all actions necessary to effect the delivery of shares referred to in Section 2 hereof; provided, that such actions shall not include the actual completion of the purchase and sale of the Company Stock or the delivery of the RV Centers Stock and cash referred to in Section 2 hereof, each of which actions shall only be taken upon the Consummation Date as herein provided. The delivery of the Company Stock, which shall occur at or prior to the Pricing (the "Closing"), shall take place on the closing date (the "Closing Date") at the offices of Andrews & Kurth L.L.P, 600 Travis, Suite 4200, Houston, Texas 77002. All Company Stock shall be delivered at the Closing to Andrews & Kurth L.L.P., to be held in trust for the Stockholders until the Consummation Date, and shall be returned immediately to the Stockholders upon any termination of this Agreement prior to the Consummation Date. Within 20 days after the Pricing (x) all transactions contemplated by this Agreement, including the delivery of shares and cash which the Stockholders are entitled to receive pursuant to Annex I hereof, shall be completed, and (y) the closing with respect to the IPO shall occur and be completed. The date on which the actions described in the preceding clauses (x) and (y) occur shall be referred to as the "Consummation Date." During the period from the Closing Date to the Consummation Date, this Agreement may only be terminated by the Company if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such underwriting agreement. This Agreement shall in any event terminate if the Consummation Date does not occur within 20 days of the Pricing or the Closing Date, whichever occurs first. Time is of the essence with respect to the performance hereof.

4.       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         (A) Representations and Warranties of the Stockholders.

         Except as set forth in the disclosure schedules attached hereto and except as otherwise qualified below, each of the Stockholders, jointly and severally, represents and warrants that all of the following representations and warranties in this Section 4(A) are true at the date of this Agreement, and that such representations and warranties shall survive the Consummation Date until June 30, 2000 (the "Expiration Date"), except that the warranties and representations set forth in Sections 4.3 and 4.22 hereof shall survive until such time as the applicable limitations period has run, which shall be deemed to be the Expiration Date for Sections 4.3 and 4.22. For purposes of this Section 4, the term "Company" shall mean and refer to the Company and all of its Subsidiaries, if any.

         4.1. DUE ORGANIZATION. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. The Company is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or authorization necessary except where the failure to be so qualified or authorized would not have a Material Adverse Effect on the Company.
Schedule 4.1 sets forth a list of all states in which the Company is authorized or qualified to do business. True, complete and correct copies of (i) the Charter and By-laws, each as amended, of the Company (the "Charter Documents"), and (ii) the stock records of the Company, are all attached to Schedule 4.1. The Company has delivered to RV Centers complete and correct copies of all minutes of meetings, written consents and other evidence, if any, of deliberations of or actions taken by the Company's Board of Directors, any committees of the Board of Directors and stockholders during the last three years.

         4.2. AUTHORIZATION. (i) The officers or other representatives of the Company executing this Agreement have the authority to enter into and bind the Company to the terms of this Agreement and (ii) the Company has the full legal right, power and authority to enter into this Agreement and consummate the transactions contemplated herein. Copies of the most recent resolutions adopted by the Board of Directors of the Company and the most recent resolutions adopted by the Stockholders, which approve this Agreement and the transactions contemplated herein in all respects, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, are attached hereto as Schedule 4.2.

         4.3. CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company is as set forth on Schedule 4.3. All of the issued and outstanding shares of the capital stock of the Company are owned by the Stockholders in the amounts set forth in Schedule 4.3, other than any treasury shares listed on
Schedule 4.3. Each Stockholder, severally, represents and warrants that except as set forth on Schedule 4.3, the shares of capital stock of the Company owned by such Stockholder are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and further, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

         4.4. TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except as set forth on Schedule 4.4, the Company has not acquired or redeemed any Company Stock since January 1, 1995. Except as set forth on Schedule 4.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the Company nor the relative ownership of shares among any of its respective Stockholders has been altered or changed in contemplation of the transactions contemplated herein and/or the RV Centers Plan of Organization. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of the Stockholders is a party or is bound with respect to the voting of any shares of capital stock of the Company.
Schedule 4.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the Company's stock and the material terms of such outstanding options, warrants or other rights.

         4.5. NO BONUS SHARES. Except as set forth on Schedule 4.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses in contemplation of the RV Centers Plan of Organization.

         4.6. SUBSIDIARIES; OWNERSHIP IN OTHER ENTITIES. Except as set forth on
Schedule 4.6, the Company has no Subsidiaries. Except as set forth in Schedule 4.6, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         4.7. PREDECESSOR STATUS; ETC. Set forth on Schedule 4.7 is a listing of all predecessor companies of the Company, including the names of any entities acquired by the Company (by stock purchase, merger or otherwise) or owned by the Company or from whom the Company previously acquired assets which are material to the Company, in any case, from the earliest date upon which any Stockholder acquired his or her stock in any Company. Except as disclosed on Schedule 4.7, the Company has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded, nor, within such period of time, has the Company had any substantial operations that have been discontinued or any operating plants or facilities that have been discontinued, sold or spun off.

         4.8. SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 4.8, there has not been any sale, spin-off or split-up of material assets of the Company since January 1, 1995.

         4.9. FINANCIAL STATEMENTS.   Copies of the following financial
statements are attached hereto as Schedule 4.9:

                  (i) the combined balance sheets of the Company and American RV Centers, Inc., a Tennessee corporation (the "Tennessee Store") as of December 31, 1996 and 1997 and the related statements of operations, stockholder's equity and cash flows for the two-year period ended December 31, 1997, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholder's equity and cash flows and the related notes and schedules are referred to herein as the "Year-end Financial Statements"); and

                  (ii) the balance sheet of the Company and the Tennessee Store as of the Balance Sheet Date and the related statements of operations, stockholder's equity and cash flows for the six-month period ended June 30, 1998 and on the Balance Sheet Date, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholder's equity and cash flows and the related notes and schedules are referred to herein as the "Interim Financial Statements").

                         The Year-end Financial Statements and the Interim Financial Statements are collectively referred to herein as the "Financial Statements". The Financial Statements have been, and the financial statements to be delivered pursuant to Section 6.9 will be, prepared in accordance with GAAP applied on a consistent basis and fairly present in all material respects the financial position of the Company and the Tennessee Store as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. The Company's books of account have been kept accurately in all material respects, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded in such books in all material respects.

         4.10. LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 4.10(a), as of the Balance Sheet Date, the Company has no liabilities or obligations of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, which are not reflected in the Company Interim Financial Statements at the Balance Sheet Date. In addition, except as set forth on Schedule 4.10(a), since the Balance Sheet Date, the Company has not incurred any material liabilities or obligations of any kind, character or description whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business and consistent with past operating practices. For each contingent liability or other liability for which the amount is not fixed or is contested, the Company has included on Schedule 4.10(a) the following information:

               (i) a summary description of the liability together with the following:

                    (A) copies of the principal documentation in the possession of the Company or its directors, officers, management, stockholders or key employees relating thereto;
                    (B)  amounts claimed and any other action or relief sought;
                         and
                    (C) name of claimant and all other parties to the claim, suit or proceeding;

               (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

               (iii) the date such claim, suit or proceeding was instituted.

               Schedule 4.10(b) sets forth an accurate list of all trade accounts payable, accrued liabilities, indebtedness and other liabilities of the Company as reflected in the Company Interim Financial Statements as of the Balance Sheet Date. Schedule 4.10(b) also includes copies of all loan agreements, floor plan financing agreements, warranty, indemnity or guarantee agreements, bonds, mortgages, pledges or other security agreements to which the Company is a party or by which its properties may be bound.

         4.11. ACCOUNTS AND NOTES RECEIVABLE. Schedule 4.11 sets forth an accurate list of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including all receivables from and advances to employees and the Stockholders, which are identified as such.
Schedule 4.11 also sets forth an accurate aging of all accounts and notes receivable as of the Balance

Sheet Date showing amounts due in 30-day aging categories. Except to the extent reflected on Schedule 4.11, such accounts, notes and other receivables arose in connection with bona fide transactions, the reserves reflected in the balance sheet as of the Balance Sheet Date are adequate and such accounts, notes and other receivables are, subject to the stated reserves, collectible.

         4.12. PERMITS AND INTANGIBLES. The Company holds all licenses, franchises, permits and other governmental authorizations ("Licenses") necessary to conduct the business of the Company, and the Company has delivered to RV Centers a list that is accurate and a summary description (which is set forth on Schedule 4.12) of all such Licenses, including any trademarks, trade names, patents, patent applications and copyrights owned or held by the Company or any of its employees (including interests in software or other technology systems, programs and intellectual property) the absence of which would have a Material Adverse Effect on the Company. Except as set forth on Schedule 4.12, the Licenses and other rights listed on Schedule 4.12 are valid, held by the Company and the Company has not received any notice that any Person intends to cancel, terminate or not renew any such License or other right. Except as set forth on
Schedule 4.12, the Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedule 4.12 and is not in violation of any of the foregoing. Except as specifically provided in Schedule 4.12, the consummation by the Company of the transactions contemplated in this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Licenses or other rights.

         4.13. ENVIRONMENTAL MATTERS. (a) Except as specifically set forth in
Schedule 4.13 attached hereto, (i) the Company has conducted and is conducting its businesses in compliance with all applicable Environmental Laws, including, without limitation, having all environmental permits, licenses and other approvals and authorizations required by Environmental Laws for the operation of its business as presently conducted, (ii) none of the properties now or previously owned or occupied by the Company contain any Hazardous Substance, the existence of which imposes a requirement under Environmental Laws to remove, remediate, reduce the levels of Hazardous Substances to levels below regulatory action levels, or otherwise perform any response, corrective or preventive measure or pay for any environmental response costs ("Environmental Response Measures"), (iii) the Company has not received any written notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company may be in violation of, or liable for any Environmental Response Measures under, any Environmental Law in connection with the ownership or operation of its business, and has no reason to believe that any such written documentation may be forthcoming, (iv) there have been and are no civil, criminal or administrative actions, suits, demands, claims, hearings, consent orders, investigations or proceedings pending or, to the knowledge of the Stockholders, threatened, against the Company relating to any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned, leased or operated by the Company as a result of any activity of the Company during the time such properties were owned, leased or operated by the Company, (vii) there have been and are no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of the Company relating to the activities of the Company prior to the date hereof,
(viii) there are no underground storage tanks on, in or under any properties owned by the Company, there were no underground storage tanks owned or used by the Company on properties formerly owned, leased or operated by the Company, and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company, (ix) there is no asbestos or asbestos-containing material present in any of the properties owned, leased or operated by the Company that is required to be removed or otherwise abated under Environmental Laws, and no asbestos was removed from any properties now or formerly owned, leased or operated during the time such properties were owned, leased or operated by the Company, except in compliance with Environmental Laws, (x) neither the Company nor any of its respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, (xi) there are no environmental liabilities at sites not owned, operated or leased by the Company, for which the Company could, in whole or in part, be liable, and (xii) the Company has not been a contractee under any tolling agreement, processing agreement or netback agreement with a third party.

         (b) With respect to any past direct or indirect Subsidiaries or Affiliates of the Company, the representations contained in Section 4.13(a) shall apply to the assets and activities conducted by such entity while owned, directly or indirectly, by the Company or affiliated therewith to the extent that a failure of such representations to be true and correct could subject the Company to liability.

         (c) As used herein, "Environmental Law" means any federal, state, or local, statute, ordinance, rule, regulation, code, license, permit, authorization, order, judgment, decree, injunction, restriction or agreement with any governmental entity, relating to (x) the protection, preservation or restoration of the environment or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and similar law, regulation or requirement of any governmental authority or agency having jurisdiction over the Company or its property, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

         (d) As used herein, "Hazardous Substance" means any substance regulated under any Environmental Law or the exposure to which is regulated by any Environmental Law, and shall include, without limitation, any industrial substance, petroleum or any derivative or by-product thereof, radon, asbestos or asbestos-containing material, urea formaldehyde foam insulation, lead, fibers or polychlorinated biphenyls.

         4.14. PERSONAL PROPERTY. Schedule 4.14 sets forth an accurate list of
(x) all personal property material to the operations of the Company included in "plant, property and equipment" on the balance sheet of the Company, (y) all other personal property owned by the Company with an individual net book value in excess of $5,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all material leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases and agreements and (2) an indication as to which assets are currently owned, or were formerly owned, by Stockholders, relatives of Stockholders, or Affiliates of the Company. Except as set forth on Schedule 4.14, (i) all personal property material to, and used by, the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 4.14, (ii) all of the personal property listed on Schedule 4.14 or replacement property thereof is in working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 4.14 are in full force and effect and constitute valid and binding agreements of the Company and (to the knowledge of the Stockholders) the other parties thereto (or their successors) in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally. For the purposes of this Section 4.14, "personal property" shall be deemed to exclude personal property addressed by Sections 4.11 and 4.12 and inventory of the Company.

         4.15. SIGNIFICANT CUSTOMERS AND SUPPLIERS; MATERIAL CONTRACTS AND COMMITMENTS

         (a) Schedule 4.15(a) sets forth an accurate list of (i) all customers (persons or entities) representing 5% or more of the Company's annual revenues for fiscal year 1997, showing the approximate total sales to each such customer, and (ii) all suppliers (persons or entities) representing 5% or more of the Company's annual purchases of supplies for fiscal year 1997, showing the approximate total purchases of supplies from each such supplier. Except to the extent set forth on Schedule 4.15(a), none of such customers or suppliers has canceled or substantially reduced or is currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company.

         (b) The Company has listed on Schedule 4.15(b) all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties is bound (including, but not limited to, contracts with significant customers or suppliers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedules 4.10, 4.14 or 4.16, (i) in existence as of the Balance Sheet Date and (ii) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to RV Centers. Except as set forth on Schedule 4.15(b), the Company has complied with all commitments and obligations pertaining to it and is not in default in any material respect under any contracts or agreements listed on Schedules 4.10, 4.14, 4.15(b) or 4.16 and has not received notice of a default under any such contract or agreement. Where required prior to the execution of this Agreement under such contracts or agreements, the Company has furnished notice of the Agreement to third parties and has, where required prior to the execution of this Agreement, obtained consent from third parties to enter into the transactions contemplated in this Agreement. The Company has also indicated on
Schedule 4.15(b) a list of all plans or projects involving the opening of new operations, expansion of existing operations, or the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $25,000 by the Company.

         (c) Except as set forth on Schedule 4.15(b), since January 1, 1997, the Company has not experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and, to the knowledge of the Stockholders, no such shortage of supply of inventory items is threatened or pending. Except as set forth in Schedule 4.15(b), to the knowledge of the Stockholders, no customer or supplier of the Company has indicated that it will cease to do business with, or substantially reduce its purchases from or sales to, the Company by reason of or after the consummation of the transactions contemplated hereby.

         (d) Except as set forth on Schedule 4.15(b), the Company is not required to provide any bonding or other financial security arrangements in any amount in connection with any contract listed on Schedule 4.15(b).

         4.16. REAL PROPERTY. Schedule 4.16 includes a list of all real property owned or leased by the Company at the date hereof and all other real property, if any, used by the Company in the conduct of its business. The Company has good title to any real property owned by it that is shown on Schedule 4.16, and all real property so owned is subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, lease, possessory rights of third parties or charge, except for:

               (i) liens reflected on Schedules 4.10 or 4.16 as securing specified liabilities (with respect to which no material default exists);

               (ii) liens for current taxes not yet payable and assessments not in default and other inchoate liens for amounts not yet payable and assessments not in default;

               (iii) easements for utilities serving the property only; and

               (iv) easements, covenants and restrictions and other exceptions to title which do not adversely affect the current or contemplated use of the property.

         Copies of all leases and agreements in respect of such real property leased by the Company, which are true, complete and correct, are attached to
Schedule 4.16, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by Stockholders or Affiliates of the Company is included in Schedule 4.16. Copies of all title reports and title insurance policies with respect to such real property owned by the Company and in its possession or reasonably accessible to it are attached to Schedule 4.16. Except as set forth on Schedule 4.16, all of such leases included on Schedule 4.16 are in full force and effect and constitute valid and binding agreements of the Company and to the knowledge of the Stockholders the other parties thereto in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally.

         4.17. INSURANCE. The Company has delivered to RV Centers (i) an accurate list as of the Balance Sheet Date and as of the date hereof of all insurance policies carried by the Company, (ii) an accurate list of all insurance loss runs or workers compensation claims received by the Company for the past three policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. Except as set forth on
Schedule 4.17, all of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Consummation Date. Since January 1, 1996, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied coverage.

         4.18. COMPENSATION; EMPLOYMENT AGREEMENTS; LABOR MATTERS.

         (a) The Company has delivered to RV Centers an accurate list (which is set forth on Schedule 4.18) showing all officers, directors and key employees of the Company, listing all employment, compensation, change in control and severance agreements with such officers, directors and key employees (the "Agreements") and the rate of compensation, and sales commissions, (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The Company has provided to RV Centers true, complete and correct copies of all Agreements. Since the Balance Sheet Date, except as disclosed on Schedule 4.18, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis and in amounts consistent with past practices.

         (b) Except as set forth on Schedule 4.18, (i) the Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no campaign to establish such arrangement is in progress and (iii) to the knowledge of the Stockholders, there is no pending or threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years. Except as set forth on Schedule 4.18, the Stockholders believe that the Company's relationship with its employees is good.

         (c) Except as set forth in Schedule 4.18 attached hereto, (i) there are no significant controversies pending or, to the knowledge of the Stockholders, threatened between the Company and any of its employees, (ii) the Company has complied in all material respects with all applicable laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (iii) the Company has not received notice from any person asserting that the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         4.19. EMPLOYEE PLANS. Schedule 4.19 lists all employee benefit plans and compensation plans, programs or arrangements (the "Plans") which are maintained by, contributed to or with respect to which there is or would be any obligation or liability of the Company, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, incentive compensation agreements, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date and as of the date of this Agreement. Such Plans cover the Company and the Tennessee Store, as described in
Schedule 4.19. Except for the Plans, if any, described on Schedule 4.19, the Company does not sponsor, maintain or contribute to any plan, program, fund or arrangement that constitutes an "employee benefit plan," and the Company does not have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement arrangement on behalf of any current or former employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). For the purposes of this Agreement, the term "employee benefit plan" shall have the same meaning as is given that term in Section 3(3) of ERISA. The Company has not sponsored, maintained or contributed to any employee benefit plan other than the Plans set forth on Schedule 4.19, and the Company is not or could not be required to contribute to any Plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of the Company's employees.

         Except as set forth on Schedule 4.19, the Company is not now, and will not as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

         All Plans listed on Schedule 4.19 and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

         All accrued contribution obligations of the Company as of the Balance Sheet Date with respect to any Plan listed on Schedule 4.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company included in the Interim Financial Statements. All accrued contribution obligations of the Company since the Balance Sheet Date with respect to any Plan listed on Schedule 4.19 have been fulfilled or will be fully reflected on the balance sheets delivered pursuant to Section 6.9.

         4.20. COMPLIANCE WITH ERISA. All such Plans listed on Schedule 4.19 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been from their inception, so qualified and are the subject of a determination letter or notification letter issued by the Internal Revenue Service, which letter covers the status of such Qualified Plans under the provisions of the Tax Reform Act of 1986, and copies of such letters are attached to Schedule 4.19. Except as disclosed on Schedule 4.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed. Neither the Stockholders, any such Plan listed in Schedule 4.19, nor the Company or, to the knowledge of the Stockholders, any other person has engaged in any transaction with any Plan which is prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA, and to which no exemption under the Code or ERISA applies. No such Plan listed in Schedule 4.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(l) of ERISA, whether or not waived; and neither the Company nor, to the knowledge of the Stockholders, any other person has incurred any liability for excise tax or penalty due to the Internal Revenue Service or any liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Plan or breached any fiduciary duty with respect to any Plan. The Company further represents that except as set forth on Schedule 4.20 hereto:

               (i) With respect to any plan year for which the applicable statutes of limitations has not expired, there have been no terminations, partial terminations or discontinuations of contributions to any Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

               (ii) no Plan listed in Schedule 4.19 is subject to the provisions of Title IV of ERISA;

               (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan listed in
          Schedule 4.19;

               (iv) the Company has not incurred liability under Section 4062 or
          Section 4069 of ERISA;

               (v) no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company; and

               (vi) each Plan may be unilaterally terminated at any time by the Company without material liability to the Company.

         4.21. CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedule 4.21 or 4.13, the Company is not in violation of any law or regulation or any order of any court or Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it other than violations that would not have a Material Adverse Effect on the Company and except to the extent set forth on Schedules 4.10, 4.13 or 4.21, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Stockholders, threatened against, the Company, at law or in equity, or before or by any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no written notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company. Except as set forth in Schedule 4.21, the Company has conducted and is now conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations.

         4.22. TAXES.

         (a) The Company has timely filed all requisite Federal, state, local and other income and payroll tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on
Schedule 4.22, there are no examinations in progress or claims pending against the Company for federal, state, local and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Taxes, including interest and penalties (whether or not shown on any tax return), owed by the Company has been paid or reflected as accrued as of the Balance Sheet Date. The amounts shown as accruals for Taxes on the Company's Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of Company for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 4.22 or have otherwise been delivered to RV Centers. The Company has a taxable year ended as of the year end date in the Year-end Financial Statements in Schedule 4.9. Except as set forth on Schedule 4.22, the Company uses the accrual method of accounting for income tax purposes, and the Company's methods of accounting have not changed in the past five years. The Company is not an Investment Company as defined in Section 351(e)(1) of the Code. Except as set forth on Schedule 4.22, the Company is not and has not been a party to any tax sharing agreement or agreement of similar effect. Except as set forth on Schedule 4.22, the Company is not and has not been a member of any consolidated group. The Company has not received, been denied, or applied for any private letter ruling during the last ten years.

         (b) The Company has timely filed all requisite Federal, state, local and other income and payroll tax returns or extension requests for all fiscal periods ended on or prior to the date hereof; and except as set forth on
Schedule 4.22, there are no examinations in progress or claims pending against the Company for federal, state, local and other Taxes (including penalties and interest) for any period or periods ended on or prior to the date hereof and no notice of any claim for Taxes, whether pending or threatened, has been received. All Taxes, including interest and penalties (whether or not shown on any tax return), owed by the Company have been paid or reflected as accrued. The amounts shown as accruals for Taxes on the Company's Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date.

         (c) If the Company is an S corporation, the Company makes the representations and warranties in this subsection 4.22(c). Except as set forth in Schedule 4.22 or disclosed in the Year-end Financial Statements, the Company has been a validly existing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence and the Company will be an S corporation up to and including the day before the Closing Date. The Company would not be liable for any tax under Section 1374 of the Code if its assets were sold for their fair market value as of the Closing Date. Neither the Company nor any qualified subchapter S subsidiary of the Company has, in the past 10 years, (A) acquired assets from another corporation in a transaction in which the Company's tax basis in the acquired assets was determined, in whole or part, by reference to the tax basis of the acquired assets in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary. The Stockholders shall pay, and they hereby indemnify RV Centers and the Company against, all income taxes payable with respect to the Company's operations for all periods through and including the Consummation Date.

         4.23. NO VIOLATIONS; NO CONSENT REQUIRED, ETC.

         (a) The Company is not in violation of any Charter Document. Except as set forth on Schedule 4.23(a), neither the Company nor, to the knowledge of the Stockholders, any other party thereto, is in default under any lease, instrument, agreement, license, or permit set forth on Schedule 4.10(b), 4.12, 4.14, 4.15(b) or 4.16 (the "Material Documents").

         (b) Except as set forth on Schedule 4.23(b), the execution and delivery of this Agreement by each of the Company and the Stockholders do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the Charter Documents of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets, or (iii) any Material Document to which the Company or any of the Stockholders is now a party or by which any of the Stockholders or the Company or any of its properties or assets may be bound or affected. The consummation by the Company and the Stockholders of the transactions contemplated herein will not result in any material violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Effective Time) such consents as may be required from commercial lenders, lessors or other third parties.

         (c) Except as set forth on Schedule 4.23(c) and except for requirements under the Hart-Scott Act, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to the consummation by the Company and the Stockholders of any of the transactions contemplated herein in order to remain in full force and effect, and consummation by the Company and the Stockholders of the transactions contemplated herein will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

         (d) Except for (i) the filing of the Registration Statement, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities and (iii) any filing required under the Hart-Scott Act in connection with the purchase and sale of the Company Stock, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company and the Stockholders or the consummation by the Company and the Stockholders of the transactions contemplated herein.

         (e) Except as set forth on Schedule 4.23(e), none of the Material Documents prohibits the use or publication by the Company or RV Centers of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from providing services or selling products to any other customer or potential customer of the Company, RV Centers or any Other Founding Company.

         4.24. GOVERNMENT CONTRACTS. Except as set forth on Schedule 4.24, the Company is not a party to any governmental contract subject to price redetermination or renegotiation.

         4.25. ABSENCE OF CHANGES. Since June 30, 1998, except as set forth on
Schedule 4.25 or as otherwise contemplated herein, there has not been:

               (i) any Material Adverse Change in the Company;

               (ii) any material damage, destruction or loss to any property or asset of the Company (whether or not covered by insurance) which has caused a Material Adverse Effect on the Company;

               (iii) any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

               (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company except for distributions that are described in Annex I;

               (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice; notwithstanding the foregoing, the Company has not paid or agreed to pay salary, bonus, sales commissions, fees or any other form of compensation, directly or indirectly, to the Stockholders or any members of their family in excess of the aggregate monthly compensation provided for in Annex I hereto.

               (vi) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character which has caused a Material Adverse Effect on the Company;

               (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any Person, including, without limitation, the Stockholders and their Affiliates, except inventory sold in the ordinary course of business;

               (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of any Stockholders or any Affiliate thereof;

               (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the material assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

               (xi) any waiver of any material rights or claims of the Company;

               (xii) any amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party;

               (xiii) any transaction by the Company outside the ordinary course of its business;

               (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date other than in the ordinary course of business of the Company and of which notice has been given to RV Centers;

               (xv) any other distribution of property or assets by the Company other than in the ordinary course of business and other than distributions of real estate and other assets as permitted by this Agreement (including the Schedules hereto); or

               (xvi) any occurrence that is reasonably likely to give rise to a contingent liability which would have a Material Adverse Effect on the Company excluding occurrences due to general economic conditions, legislative or regulatory developments or occurrences affecting the recreational vehicle industry generally.

         4.26. DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The Company has delivered to RV Centers an accurate schedule (which is set forth on Schedule 4.26) as of the date of the Agreement of:

               (i) the name of each financial institution in which the Company has accounts or safe deposit boxes;

               (ii) the names in which the accounts or boxes are held;

               (iii) the type of account and account number; and

               (vi) the name of each person authorized to draw thereon or have access thereto.

         All of the cash indicated on the Company's balance sheet as of June 30, 1998, was held in the accounts listed on Schedule 4.26, and as of the Consummation Date, the Company will have no other accounts. Schedule 4.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         4.27. VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors and the Stockholders of the Company and this Agreement has been duly and validly authorized by all necessary corporate action and is a valid and binding obligation of the Company, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally.

         4.28. RELATIONS WITH GOVERNMENTS. None of the Company, any of the Stockholders, nor any Affiliate of any of them has given or offered anything of value to any governmental official, political party or candidate for government office nor has it or any of them otherwise taken any action which would in any case cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         4.29. DISCLOSURE. (a) The representations and warranties of the Stockholders as set forth in this Agreement, including the Annexes and Schedules hereto, to the extent such representations and warranties relate to the Company and the Stockholders, and the completed Director and Officer Questionnaires, with respect to any Stockholder who has completed such Questionnaires do not contain an untrue statement of a material fact concerning the Company or the Stockholders or omit to state a material fact concerning the Company or the Stockholders necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished in writing by the Other Founding Companies, RV Centers and its Affiliates or any representatives or agents of RV Centers and its Affiliates.

         (b) The Stockholders acknowledge and agree that (i) there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur; (ii) neither RV Centers nor Baker Kreft Funding I, L.L.C. or any of their officers, directors, agents or representatives nor any Underwriter shall have any liability to the Company, the Stockholders or any other person affiliated or associated with the Company for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all, the transactions contemplated by this Agreement to be successful or the prospects for RV Centers described in the Registration Statement to be realized; and (iii) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the proposed purchase of RV Centers Stock and sale of the Company Stock, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to RV Centers or the prospective IPO.

         (c) No Stockholder has any present plan, intention, commitment or binding agreement or arrangement to dispose of any shares of RV Centers Stock to be received by such Stockholder as a result of the transactions contemplated in this Agreement, except for transfers permitted pursuant to Sections 14 and 15 hereof.

         4.30. PROHIBITED ACTIVITIES. Except as set forth on Schedule 4.30, the Company has not, between the Balance Sheet Date and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 6.3.

         4.31. NO WARRANTIES OR INSURANCE. Except as set forth on Schedule 4.31, the Company has no liability to any person under any warranty relating to goods sold or services provided by the Company and the Company does not offer or sell insurance or consumer protection plans or other arrangements that could result in the Company being required to make any payment to or perform any service for any person.

         4.32. INTEREST IN CUSTOMERS AND SUPPLIERS AND RELATED PARTY TRANSACTIONS. Except as described on Schedule 4.32, no Stockholder, officer, director or Affiliate of the Company (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or Affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company, or (ii) is a party to an agreement or relationship, that involves the receipt by such person of compensation or property from the Company other than through a customary employment relationship.

         4.33. REGISTRATION STATEMENT. None of the information supplied by the Company in writing for inclusion in the Registration Statement contains any untrue statement of a material fact concerning the Company or the Stockholders or has omitted to state any material fact required to be stated therein or necessary in order to make the statements therein concerning the Company or the Stockholders, in light of the circumstances under which they are made, not misleading. The Stockholders will have the right to review and approve in advance any statements made about the Company in the Registration Statement.

         4.34. INVENTORY. Except as provided in Schedule 4.34, all of the Company's inventories at June 30, 1998 are reflected on the Interim Financial Statements. The values at which inventories are carried on the Interim Financial Statements reflect the normal inventory valuation policies of the Company in conformity with GAAP consistently applied. The inventories reflected on the Interim Financial Statements or arising since the date thereof are currently marketable and substantially all of such inventories can reasonably be anticipated to be sold at normal mark-ups within 180 days after the date hereof in the ordinary course of business (subject to any reserve for obsolete, off-grade or slow-moving items that is reflected in the Interim Financial Statements) except for spare parts inventory which inventory is good and usable.

         4.35. YEAR 2000. Except and to the extent described in Schedule 4.35, the "Information Technology" (as defined below in this Section 4.35) of the Company and its Subsidiaries is Year 2000 compliant. "Year 2000 compliant" means that the Information Technology is designed to be used prior to, during and after the calendar Year 2000 A.D. and the Information Technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data.

         For purposes hereof, "Information Technology," means all computer operated or micro processor controlled equipment, including, but not limited to computer software, computer hardware and related software, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto, together with all intellectual property used in the operation of such computer equipment and hardware, and other similar or related items of automated, computerized, or software system(s) that are used or relied on by the Company or its Subsidiaries in the conduct of their business.

                  (B) Individual Representations and Warranties of Stockholders.

                  Each Stockholder severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement, and that the representations and warranties set forth in Section 4(B) shall survive the Consummation Date.

         4.36. AUTHORITY; OWNERSHIP. Such Stockholder has the full legal right, power and authority to enter into this Agreement. Such Stockholder owns beneficially and of record all of the shares of the Company Stock identified on
Schedule 4.3 hereto as being owned by such Stockholder, and such Company Stock is owned free and clear of all liens, encumbrances and claims of every kind.

         4.37. PREEMPTIVE RIGHTS. Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock that such Stockholder has or may have had. Nothing herein, however, shall limit or restrict the rights of any Stockholder to acquire RV Centers Stock pursuant to
(i) this Agreement or (ii) any outstanding option, warrant or other rights granted by RV Centers.

5.       REPRESENTATIONS OF RV CENTERS

         Except as set forth in the disclosure schedules attached hereto and except otherwise qualified below, RV Centers represents and warrants that all of the following representations and warranties in this Section 5 are true at the date of this Agreement, and that such representations and warranties, except for those in Section 5.3, shall survive the Consummation Date until June 30, 2000 (the "Expiration Date"). The representations and warranties set forth in Section
5.3 shall survive until the date on which the applicable statute of limitations expires, which date shall be the "Expiration Date" for purposes of Section 5.3.

         5.1. DUE ORGANIZATION. RV Centers is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and it has the requisite power and authority to carry on its business as it is now being conducted and as contemplated in the RV Centers Plan of Organization. RV Centers is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or authorization necessary, except where the failure to be so qualified or authorized to do business would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, as proposed to be amended, of RV Centers (the "RV Centers Charter Documents") are attached hereto as Annex II.

         5.2. AUTHORIZATION. (i) The officers of RV Centers executing this Agreement have the authority to enter into and bind RV Centers to the terms of this Agreement and (ii) RV Centers has the full legal right, power and authority to enter into and perform this Agreement and consummate the transactions contemplated herein. All corporate acts and other proceedings required to have been taken by RV Centers to authorize the execution, delivery and performance of this Agreement and all the transactions contemplated hereby have been duly and properly authorized. Copies of the most recent resolutions adopted by the Board of Directors of RV Centers, which approve this Agreement and the transactions contemplated herein in all respects, certified by the Secretary or an Assistant Secretary of RV Centers, as the case may be, as being in full force and effect on the date hereof, are attached hereto as Schedule 5.2.

         5.3. CAPITAL STOCK OF RV CENTERS. As of the date of this Agreement, the authorized capital stock of RV Centers is as set forth on Schedule 5.3. Immediately prior to the Closing Date and the Consummation Date, all of the issued and outstanding shares of the capital stock of RV Centers will be as set forth in the Registration Statement, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind other than any restrictions described in the Registration Statement. All of the issued and outstanding shares of the capital stock of RV Centers has been duly authorized and validly issued, are fully paid and nonassessable and such shares were offered, issued, sold and delivered by RV Centers in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of RV Centers.

         5.4. TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth in the Draft Registration Statement, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates RV Centers to issue any of its authorized but unissued capital stock; and (ii) RV Centers has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. The outstanding options, warrants or other rights to acquire shares of the stock of RV Centers will be as described in the Registration Statement.

         5.5. SUBSIDIARIES. RV Centers has no subsidiaries. RV Centers does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and RV Centers, directly or indirectly, is not a participant in any joint venture, partnership or other non-corporate entity.

         5.6. NO VIOLATIONS. (a) RV Centers is not in violation of any RV Centers Charter Document. Neither RV Centers nor, to the best knowledge of RV Centers, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which RV Centers is a party, or by which RV Centers, or any of its properties, is bound (collectively, the "RV Centers Documents").

         (b) The execution and delivery of this Agreement by RV Centers does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of RV Centers under any of the terms, conditions or provisions of (i) the RV Centers Charter Documents, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to RV Centers or any of its properties or assets, or (iii) any RV Centers Document. The consummation by RV Centers of the transactions contemplated herein will not result in any material violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through
(iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Effective Time) such consents as may be required from commercial lenders, lessors or other third parties.

         (c) Except for (i) the filings with the SEC pursuant to the 1933 Act in connection with the IPO and the purchase and sale of the Company Stock, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) any filings required under the Hart-Scott Act in connection with the transactions contemplated by the RV Centers Plan of Organization, none of the RV Centers Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to the consummation by RV Centers of any of the transactions contemplated herein, and consummation by RV Centers of the transactions contemplated herein will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit under any of the RV Centers Documents.

         (d) Except for (i) the filings with the SEC pursuant to the 1933 Act in connection with the IPO and the purchase and sale of the Company Stock, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) any filings required under the Hart-Scott Act in connection with the transactions contemplated in the RV Centers Plan of Organization, no declaration, filing or registration with, notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by RV Centers or the consummation by RV Centers of the transactions contemplated herein.

         5.7. VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by RV Centers and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of RV Centers and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of RV Centers.

         5.8. RV CENTERS STOCK. At the time of issuance thereof and delivery to the Stockholders, the RV Centers Stock to be delivered to the Stockholders pursuant to this Agreement will constitute valid, duly authorized and legally issued shares of RV Centers, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 14 and 15 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the RV Centers Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The RV Centers Stock issued and delivered to the Stockholders shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The shares of RV Centers Stock to be issued to the Stockholders pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 16 hereof.

         5.9. BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. RV Centers was formed in May, 1998 and has conducted only limited operations since that time. RV Centers has not conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Except as described in the Draft Registration Statement, RV Centers does not own and has not at any time owned any real property or any material personal property and is not a party to any other material agreement other than the Other Agreements, the agreements contemplated hereby and such agreements as will be filed as Exhibits to the Registration Statement. Except as set forth in the Registration Statement, RV Centers has not entered into any material agreement with any of the Founding Companies or any of the stockholders of the Founding Companies other than the Other Agreements and the agreements contemplated in each of the Other Agreements and the Registration Statement, including the employment agreements and leases referred to herein or entered into in connection with the transactions contemplated herein and therein.

         5.10. INVESTMENT REPRESENTATIONS. RV Centers represents that the Company Stock is being acquired by RV Centers for its own account for investment purposes only and not with a view to the distribution thereof within the meaning of the 1933 Act.

         5.11. AUTHORIZATION OF OTHER AGREEMENTS. The Other Agreements have been duly authorized, executed and delivered by RV Centers and constitute the legal, valid and binding obligation of RV Centers enforceable against RV Centers in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally.

         5.12. FINANCIAL STATEMENTS. The unaudited pro forma financial statements of RV Centers included in the Draft Registration Statement comply as to form in all material respects to the applicable accounting requirements of the 1933 Act and the regulations promulgated under the 1933 Act. Management of RV Centers believes that the assumptions underlying the pro forma adjustments utilized in the preparation of such pro forma financial statements are reasonable, and such pro forma adjustments have been properly applied to the historical financial amounts in the compilation of the pro forma financial statements. Based on the representations in Section 4.9 of this Agreement and in
Section 4.9 of each of the Other Agreements, to the knowledge of RV Centers, the pro forma financial information of RV Centers fairly presents the pro forma financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

         5.13. LIABILITIES AND OBLIGATIONS. Except as set forth in the Draft Registration Statement, as of the date of this Agreement, RV Centers has no material liabilities or obligations of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business and consistent with past practices, liabilities or obligations set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

         5.14. CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth in the Draft Registration Statement, RV Centers is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and its stockholders and, there are no claims, actions, suits or proceedings, pending or, to the knowledge of RV Centers, threatened against or affecting, RV Centers, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. RV Centers has conducted and is conducting its businesses in compliance in all material respects with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation, in any material respect, of any of the foregoing.

         5.15. NO SIDE AGREEMENTS. RV Centers has not entered into any agreement with any of the Founding Companies or any of the Stockholders of the Founding Companies other than the Other Agreements and the agreements referred to in the Other Agreements or the Draft Registration Statement, including the employment agreements and/or advisory agreements and leases referred to herein or entered into in connection with the transactions contemplated hereby and thereby. RV Centers has not entered into any agreements providing for rights to register shares of RV Centers Stock under the 1933 Act except as provided in Section 16 of this Agreement, in Section 16 of the Other Agreements and the Exhibits to the Draft Registration Statement.

         5.16. RELATIONS WITH GOVERNMENTS. Neither RV Centers nor any of its directors, officers or Affiliates has given or offered anything of value to any government official, political party or candidate for government office, nor has RV Centers, any of its directors, officers or Affiliates of any of them otherwise taken any action, which would cause RV Centers to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         5.17. OTHER AGREEMENTS. The Other Agreements have been duly authorized, executed and delivered by RV Centers and constitute the legal, valid and binding obligation of RV Centers enforceable against RV Centers in accordance with their respective terms. Except as disclosed on Schedule 5.17 or the Draft Registration Statement, the terms and conditions of the Other Agreements and the employment agreements, advisory agreements and leases attached as annexes thereto (excluding the terms relating to the consideration payable by RV Centers thereunder) are identical in all material respects to the terms and conditions in this Agreement and its comparable Annexes.

         5.18. REGISTRATION STATEMENT. On the date of each filing of the Registration Statement with the SEC the Registration Statement will comply, as to form in all material respects with the requirements of the Form S-1 Registration Statement and applicable requirements under Federal laws and regulations (except for the inclusion of all exhibits required to be filed therewith with respect to the Draft Registration Statement and the Registration Statement prior to its effective date), provided that the foregoing does not apply to any information that the Company and the Stockholders have furnished to RV Centers in writing specifically for inclusion in the Registration Statement.

         5.19. DISCLOSURE. The Draft Registration Statement delivered to the Company and the Stockholders does not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon, and in conformity with, information furnished to RV Centers by the Company or the Stockholders in writing specifically for inclusion in the Registration Statement. The Registration Statement, when it becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus included therein, on the date of filing thereof with the SEC and at the Closing Date and the Consummation Date, will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, information furnished to RV Centers by the Company or the Stockholders in writing specifically for inclusion therein.

6.       COVENANTS PRIOR TO CLOSING

         6.1.    ACCESS AND COOPERATION; DUE DILIGENCE.

         (a) Between the date of this Agreement and the Consummation Date, the Company will afford to the officers and authorized representatives of RV Centers reasonable access during normal business hours to all of the Company's sites, properties, books and records and will furnish RV Centers with such additional financial and operating data and other information as to the business and properties of the Company as RV Centers may from time to time reasonably request. The Company will cooperate with RV Centers, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. RV Centers will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Company as confidential in accordance with the provisions of Section 13 hereof.

         (b) Between the date of this Agreement and the Consummation Date, RV Centers will afford to the officers and authorized representatives of the Company and/or the Stockholder access to all of RV Centers's sites, properties, books and records and will furnish the Company and/or the Stockholder with such additional financial and operating data and other information as to the business and properties of RV Centers as the Company and/or the Stockholder may from time to time reasonably request. RV Centers will cooperate with the Company and/or the Stockholder, their representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The Company and/or the Stockholder will cause all information obtained in connection with the negotiation and performance of this Agreement (including information regarding each of the Other Founding Companies) to be treated as confidential in accordance with the provisions of Section 13 hereof.

         6.2. CONDUCT OF BUSINESS PENDING CLOSING. Except as set forth on
Schedule 6.2, between the date of this Agreement and the Consummation Date, the Company will:

               (i) carry on its respective businesses in the ordinary course, consistent with past practice, and not introduce any material new method or changes in operation or accounting;

               (ii) use all commercially reasonable efforts to maintain its respective properties, equipment and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (iii) perform all of its obligations under agreements relating to or affecting its assets, properties, equipment or rights, the nonperformance of which could have a Material Adverse Effect on the Company;

               (iv) use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

               (v) use reasonable efforts to maintain and preserve its business organization intact, retain its respective key employees and maintain its respective material relationships with suppliers, customers and others having business relations with the Company;

               (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities, the noncompliance with which could have a Material Adverse Effect on the Company;

               (vii) maintain present debt and lease instruments in accordance with their terms and not enter into new or amended debt or lease instruments without the knowledge and written consent of RV Centers (which consent shall not be unreasonably withheld) provided that debt or lease instruments may be replaced without the consent of RV Centers if the replacement instruments are on terms at least as favorable to the Company as the instruments being replaced;

               (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices; notwithstanding the foregoing, the Company will not pay or agree to pay salary, bonus, sales commissions, fees or any other form of compensation, directly or indirectly, to the Stockholders or any members of their family in excess of the aggregate monthly compensation provided for in Annex I hereto; and

               (ix) pay all of its obligations, including but not limited to taxes, loans and manufacturers' invoices, as they become due and payable and not prepay any of its obligations.

          6.3. PROHIBITED ACTIVITIES. Except as set forth on Schedule 6.3 or on Annex I to this Agreement, between the date hereof and the Consummation Date, the Company will not, without prior written consent of RV Centers:

               (i) make any change in its Charter Documents;

               (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in
          Schedule 4.4;

               (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

               (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount per contract, commitment, liability or expenditure, in the aggregate, not in excess of $100,000 except for purchases and sales of recreational vehicles inventory in the ordinary course of business;

               (v) create or assume to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment, (excluding rolling stock inventory) with an aggregate cost, per item, not in excess of $25,000 necessary or desirable for the conduct of the businesses of the Company, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 4.10(b), 4.15(b) and/or 4.16 hereto;

               (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment with a net book value in excess of $25,000 except in the normal course of business;

               (vii) consummate or enter into any commitment for the acquisition of any business or the start-up of any new business;

               (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

               (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 4.11 unless specifically listed thereon;

               (x) commit a material breach of or amend or terminate any material agreement, permit, license or other right of the Company;

               (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder; or

               (xii) pay or agree to pay salary, bonus, sales commissions, fees or any other form of compensation, directly or indirectly, to the Stockholders or any members of their family in excess of the aggregate monthly compensation provided for in Annex I hereto.

          6.4. NO SHOP. None of the Stockholders or the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

               (i) solicit or initiate the submission of proposals or offers from any person for,

               (ii)  participate in any discussions pertaining to, or

               (iii) furnish any information to any person other than RV Centers or its authorized agents relating to,

any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation, share exchange or business combination of the Company.

          6.5. AGREEMENTS. Except as disclosed on Schedule 6.5, the Stockholders and the Company shall terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the Company and any employee listed on Schedule 8.11 hereto and (ii) except as otherwise provided in this Agreement, any existing agreement between the Company and any Stockholder, on or prior to the Consummation Date, provided that nothing herein shall prohibit or prevent the Company from paying (either prior to or on the Closing Date) notes or other obligations from the Company to the Stockholders in accordance with the terms thereof, which terms have been disclosed to RV Centers. Such termination agreements are listed on Schedule 6.5 and copies thereof are attached thereto.

          6.6. NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to RV Centers of the Company's or any Stockholder's knowledge of (i) the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of the Company or the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. RV Centers shall give prompt notice to the Company of RV Centers's knowledge of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of RV Centers contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of RV Centers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this
Section 6.6 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 6.7, (ii) modify the conditions set forth in Sections 7 and 8, or
(iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.7. AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules or which may have been omitted from the schedules previously provided by the Company; provided however, that supplements and amendments to Schedules 4.10(b), 4.11, 4.14, 4.15(a), and 4.15(b) shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on the Company may be made unless RV Centers consents to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by RV Centers that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on RV Centers may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 7.1 and 8.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 6.7. In the event that the Company seeks to amend or supplement a Schedule pursuant to this Section 6.7 to reflect an item not known to the Company or the Stockholders at the time of entering into this Agreement or an event occurring after the date of this Agreement, and RV Centers does not consent, in its reasonable discretion, to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 11.1(i) hereof. In the event that RV Centers seeks to amend or supplement a Schedule pursuant to this Section 6.7 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 11.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section
6.7 with respect to an attempt to supplement or amend a Schedule to reflect an item not known to RV Centers or the Company or Stockholders, as applicable, at the time of execution or occurring after the date of execution of this Agreement. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement, subject to the proviso in the first sentence.

         6.8. COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Company and the Stockholders shall furnish or use reasonable efforts to cause to be furnished to RV Centers and the Underwriters all of the information concerning the Company and the Stockholders and their Affiliates as RV Centers may reasonably request required for inclusion in, and will cooperate with RV Centers and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with GAAP, in form suitable for inclusion in the Registration Statement). The parties hereto agree that the disclosure of information with respect to the Company and the Stockholders and their affiliates in the Registration Statement and while marketing the securities of RV Centers in the IPO shall not be a violation of any confidentiality agreement, including Article 13 of this Agreement, among the parties hereto or their officers or stockholders. The Company and the Stockholders agree promptly to advise RV Centers if at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the Company or the Stockholders or their Affiliates becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy. Subject to the Company's right to review and approve such information in the Registration Statement set forth in Section 4.33 above, only insofar as the information relates solely to the Company or the Stockholders or their affiliates, the Company represents and warrants as to such information with respect to itself, and each Stockholder represents and warrants, as to such information with respect to the Company and himself or herself, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6.9. FINAL FINANCIAL STATEMENTS. The Company shall provide at least five (5) business days prior to the Consummation Date the consolidated balance sheets of the Company, audited as of December 31, 1998 and unaudited as of the end of all fiscal months following December 31, 1998 and ending at least 25 days prior to the Consummation Date, and the consolidated statement of income, cash flows and retained earnings of the Company, audited for the quarter ending December 31, 1998 and unaudited for the same months as the balance sheets. Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein), and will present fairly the financial position and results of operations of the Company for the periods indicated therein.

         6.10. FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or appropriate to carry out the transactions contemplated herein.

         6.11. COMPLIANCE WITH THE HART-SCOTT ACT. All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by the Stockholders and the Company shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement, and such compliance by RV Centers shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 7 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made. If filings under the Hart-Scott Act are required, the costs and expenses thereof

(including filing fees) shall be borne by RV Centers. The obligation of each party to consummate the transactions contemplated in this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott Act, if applicable.

         6.12. TRANSFERS OF PERMITS AND INTANGIBLES. The Stockholders shall use commercially reasonable efforts to cause all trademarks, trade names, patents, patent applications, copyrights and other intellectual property owned or held by employees of the Company which are material to the operations of the business of the Company to be assigned or licensed to the Company for no additional consideration.

         6.13. DIVIDENDS. The Company may, after the Balance Sheet Date and before the Consummation Date, pay to the Stockholder only the dividends or distributions expressly permitted by Annex I hereto.

         6.14. AUTHORIZED CAPITAL. Prior to the Consummation Date, RV Centers shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for stock splits, such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the RV Centers Stock and any changes necessary or advisable in order to permit the delivery of the opinion contemplated by Section 7.3 hereof.

         6.15 YEAR 2000 COMPLIANCE COST ESTIMATES. Promptly upon execution hereof, the Company and its Subsidiaries will undertake an investigation of all Information Technology suppliers and vendors to determine whether all Information Technology products purchased, leased, licensed or used by or in connection with the Company or its Subsidiaries, or their respective Information Technology, is Year 2000 compliant and, if not, the steps required to make it Year 2000 compliant. Within thirty-five (35) days hereof, the Company shall provide to RV Centers in writing an estimate of the total cost of, and the time required, to make all the Company's Information Technology Year 2000 compliant.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY

         The obligations of the Stockholders and the Company with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except Section 7.8. The obligations of the Stockholders and the Company with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.8. As of the Closing Date or, with respect to the conditions set forth in Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.8, as of the Consummation Date, if any such conditions have not been satisfied, the Stockholders (acting in unison) shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied. Any act or action of the Stockholders in consummating the Closing or delivering the certificates representing Company Stock as of the

Consummation Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of RV Centers contained in Section 5 hereof.

         7.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of RV Centers contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by RV Centers on or before the Closing Date and the Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Consummation Date, respectively, and signed by the President or any Vice President of RV Centers shall have been delivered to the Stockholders.

         7.2. NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock or the IPO or the consummation of the Other Agreements in a manner that would have a Material Adverse Effect upon RV Centers or any of its stockholders or Subsidiaries.

         7.3. OPINIONS. The Company shall have received (i) an opinion from counsel for RV Centers, dated the Closing Date, in the form annexed hereto as Annex III, and (ii) an opinion, from Ernst & Young LLP, dated the Closing Date, that the RV Centers Plan of Organization will qualify as a tax-free transfer of property under Section 351 of the Code and that the Stockholders will not recognize gain to the extent the Stockholders exchange stock of the Company Stock for RV Centers Stock (but not cash or other property) pursuant to the RV Centers Plan of Organization.

         7.4. REGISTRATION STATEMENT; MINIMUM VALUE. The Registration Statement shall have been declared effective by the SEC and not subject to any stop order proceedings and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, shares of RV Centers Stock on terms such that the aggregate value of the cash and the shares of RV Centers Stock to be received by the Stockholders is not less than the Minimum Value set forth on Annex I.

         7.5. CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the Company deems it inadvisable to proceed with the transactions hereunder. All consents and approvals of third parties listed on Schedule 4.23(c) shall have been obtained.

         7.6. GOOD STANDING CERTIFICATES. RV Centers shall have delivered to the Company a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which RV Centers is authorized to do business, showing that RV Centers is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for RV Centers for all periods prior to the Closing have been filed and paid and RV Centers shall be in good standing in such states on the Closing Date and the Consummation Date.

         7.7. NO MATERIAL ADVERSE CHANGE. No event or circumstance or series of events shall have occurred with respect to RV Centers which would constitute a Material Adverse Effect and no change in the disclosures in the Draft Registration Statement shall have been made which reflects a Material Adverse Effect on RV Centers.

         7.8. CLOSING OF IPO. The closing of the sale of the RV Centers Stock to the Underwriters in the IPO shall have occurred on the Consummation Date.

         7.9. SECRETARY'S CERTIFICATE. The Company shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of RV Centers, certifying the truth and correctness of attached copies of RV Centers's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and, if required, the stockholders of RV Centers approving RV Centers's entering into this Agreement and the consummation of the transactions contemplated herein.

         7.10. EMPLOYMENT AGREEMENTS. The Company shall have offered to enter into an employment agreement, substantially in the form of Annex V, with each of the persons listed in Schedule 8.11.

         7.11. OTHER FOUNDING COMPANIES. A sufficient number of the transactions contemplated by the Other Agreements with the Other Founding Companies are not consummated for any reason and as a result (i) RV Centers is unable to list the RV Centers Stock on the New York Stock Exchange, the American Exchange or The Nasdaq National Stock Market, subject to official notice of issuance, on or prior to the Closing Date or (ii) the combined revenue of the Founding Companies for which the transactions contemplated by this Agreement and the Other Agreements are consummated is less than $175 million based on the 12-month period ended December 31, 1998.

         7.12. MANAGEMENT LOCK-UP AGREEMENTS. The Chairman, Vice Chairman, other senior management of RV Centers, J. Christian Baker, III and A. John Kreft shall have entered into agreements with RV Centers imposing substantially the same transfer restrictions as provided in Section 14.1 hereof, on seventy-five percent (75%) of the shares of RV Centers Stock held by such individuals, their spouses and children and trusts for the benefit of such individuals.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF RV CENTERS

         The obligations of RV Centers with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except Section 8.12. The obligations of RV Centers with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the conditions set forth in Sections 8.1, 8.2, 8.4 and
8.12. As of the Closing Date or, with respect to the conditions set forth in Sections 8.1, 8.2, 8.4 and 8.12, as of the Consummation Date, if any such conditions have not been satisfied, RV Centers shall have the right to terminate this Agreement, or waive any such condition. Any act or action of RV Centers in consummating the Closing or delivering the certificates representing RV Centers Stock as of the Consummation Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties contained in Section 4 hereof.

         8.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Stockholders and the Company on or before the Closing Date or the Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the Stockholders shall have delivered to RV Centers certificates dated the Closing Date and the Consummation Date, respectively, and signed by them to such effect.

         8.2. NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock or the IPO.

         8.3. SECRETARY'S CERTIFICATE. RV Centers shall have received a certificate, dated the Closing Date and signed by the secretary of the Company, certifying the truth and correctness of attached copies of the Company Charter (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the Stockholders approving the Company's entering into this Agreement and the consummation of the transactions contemplated herein.

         8.4. NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the Company which would constitute a Material Adverse Effect, and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business.

         8.5. STOCKHOLDERS' RELEASE. The Stockholders shall have delivered to
RV Centers an instrument dated the Closing Date, which shall be effective only upon the occurrence of the Consummation Date, releasing the Company and RV Centers from (i) any and all claims of the Stockholders against the Company and RV Centers and (ii) obligations of the Company and RV Centers to the Stockholders, except for (A) continuing obligations to Stockholders relating to their employment by the Company pursuant to employment agreements entered into as specified in Section 8.11 hereof, (B) obligations arising under this Agreement or the transactions contemplated hereby and (C) claims of Stockholders against the Company for unreimbursed business expenses incurred by the Stockholders on behalf of the Company (other than expenses related to the transactions contemplated by this Agreement) prior to the Consummation Date or unreimbursed medical expenses of the Stockholders incurred prior to the Consummation Date which are covered by the Company's existing health insurance coverage. In the event that the Consummation Date does not occur, then the release instrument referenced herein shall be void and of no further force or effect.

         8.6. TERMINATION OF RELATED PARTY AGREEMENTS. Except as set forth on
Schedule 8.6, all existing agreements between the Company and the Stockholders (and between the Company and entities controlled by the Stockholders) shall have been canceled effective prior to or as of the Consummation Date.

         8.7. OPINION OF COUNSEL. RV Centers and the Underwriters shall have received an opinion from Counsel to the Company and the Stockholders, dated the Closing Date, substantially in the form annexed hereto as Annex IV.

         8.8. CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 4.23(c), other than manufacturers of recreational vehicles, shall have been obtained; provided, however, Company shall have used its best efforts, in cooperation with RV Centers, to obtain the consent of the recreational vehicle manufacturers listed in Schedule 4.23(c); and no action or proceeding shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock and no governmental agency or body shall have taken any other action or made any request of RV Centers as a result of which RV Centers deems it inadvisable to proceed with the transactions hereunder.

         8.9. GOOD STANDING CERTIFICATES. The Company shall have delivered to RV Centers a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the State of Incorporation and, unless waived by RV Centers, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the Closing have been filed and paid.

         8.10. REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

         8.11. EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule
8.11 shall have entered into an employment agreement substantially in the form of Annex V hereto.

         8.12. CLOSING OF IPO. The closing of the sale of the RV Centers Stock to the Underwriters in the IPO shall have occurred simultaneously with the Consummation Date hereunder and the Stockholders shall have delivered to the Underwriters such customary closing documents as they may reasonably request.

         8.13. FIRPTA CERTIFICATE. Each Stockholder (other than the stockholders which are foreign entities or foreign residents) shall have delivered to RV Centers a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

         8.14. RESIGNATIONS OF DIRECTORS. Any directors of the Company shall have resigned as directors of the Company.

         8.15. LEASE AGREEMENTS. If the Company leases property from any Stockholder or Affiliate of a Stockholder, the Company and such Stockholder or Affiliate shall have entered into a lease agreement, substantially in the form attached as Annex VI hereto, and the Company shall be released from any liability for loans used to purchase the property.

9.       COVENANTS OF RV CENTERS AND THE STOCKHOLDERS AFTER CLOSING

         9.1. PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Consummation Date, RV Centers shall not and shall not permit any of its Subsidiaries to undertake any act that would jeopardize the tax-free status of the exchange of Company Stock for RV Centers Stock (but not cash or other property), including without limitation the retirement or reacquisition, directly or indirectly, of all or part of the RV Centers Stock issued in connection with the transactions contemplated herein.

         9.2.   PREPARATION AND FILING OF TAX RETURNS.

               (i) The Company, if possible, or otherwise the Stockholders shall file or cause to be filed all tax returns (federal, state, local or otherwise) of any Acquired Party for all taxable periods that end on or before the Consummation Date, and shall permit RV Centers to review all such tax returns prior to such filings except with respect to information pertaining to members of a consolidated group other than the Company. Unless the Company is a C corporation, the Stockholders shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Company's Financial Statements) shown by such tax returns to be due or otherwise attributable to such tax returns.

               (ii) If the Company is an S corporation, then upon filing the final tax returns covering the Company's earnings for the year ended December 31, 1998 and the period from January 1, 1999 to the Consummation Date, Stockholders shall provide to RV Centers copies of the Forms 1120S and Schedule K-1s and equivalent state income tax forms so filed. If the amount of dividends or distributions made pursuant to Annex I in anticipation of such taxes exceeds the "Calculated Tax Amount," as defined below, for the applicable period, then Stockholders shall repay any excess amount to the Company within 10 days of the filing of the Form 1120S, or equivalent and provide a written calculation of the Calculated Tax Amount. If the amount of dividends or distributions made pursuant to Annex I in anticipation of such taxes is less than the Calculated Tax Amount for the applicable period, then the Company shall reimburse Stockholders for the amount of such deficiency within 10 days of receiving a copy of the filed Form 1120S, Schedule K-1s or equivalent and a written calculation of the Calculated Tax Amount. The Calculated Tax Amount shall mean the amount of federal and state income taxes that was owed on each Stockholder's income from the Company, for the periods from July 1, 1998 to December 31, 1998 and from January 1, 1999 to the Consummation Date, assuming a federal tax rate of 39.6% and the applicable state tax rate (net of federal benefits).

               (iii) RV Centers shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Consummation Date.

               (iv) Each party hereto shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

               (v) Each of the Company, RV Centers and each Stockholder shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351(a) of the Code subject to gain, if any, recognized on the receipt of cash or other property under Sections 351(b) or 357(c) of the Code.

         9.3. DIRECTORS. Upon execution of this Agreement by the Company and Stockholders and execution of similar agreements by the Other Founding Companies and their stockholders, each Founding Company shall vote for five representatives to become Directors of RV Centers. No cumulative voting is permitted. RV Centers shall appoint those five persons receiving the most votes as directors promptly following the Consummation Date. The other six persons identified in the Registration Statement shall also be appointed Directors at the same time, if not presently on the RV Centers Board of Directors.

         9.4. RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. RV Centers shall use reasonable efforts to have the Stockholders released from any and all guarantees of the Company's indebtedness, including bond obligations, identified on Schedule 9.4. Prior to obtaining the release of such guarantees, RV Centers shall, if requested, provide its guarantee of such indebtedness to the lenders thereof. In the event that RV Centers cannot obtain such releases from the lenders of any such guaranteed indebtedness identified on Schedule 9.4 on or prior to 180 days subsequent to the Consummation Date, RV Centers shall promptly pay off or otherwise refinance or retire such indebtedness such that the Stockholders' personal liability shall be released. RV Centers will indemnify the Stockholders against any loss or damage suffered as a result of the personal guarantees.

         9.5. ACCESS TO RECORDS. RV Centers agrees (i) to hold all of the books and records of the Company existing on the Consummation Date and not to destroy or dispose of any such books and records for a period of 5 years from the Consummation Date or such longer time as may be required by law, and (ii) following the Consummation Date to afford Stockholders, their accountants and counsel, during normal business hours, upon reasonable request, access to such books, records and other data of the Company to the extent that such access may be requested for a legitimate purpose at no cost to Stockholder (other than for reasonable out-of-pocket expenses).


10.      INDEMNIFICATION

         The Stockholders and RV Centers each make the following covenants that are applicable to them, respectively:

         10.1. INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless RV Centers and the Company at all times, from and after the date of this Agreement until the Expiration Date (provided that for purposes of Section 10.1(iii) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages (including consequential, punitive or exemplary), actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees, consulting fees and expenses of investigation and environmental response) incurred by RV Centers and the Company as a result of or arising from (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of the Stockholders or, prior to the Consummation Date, the Company under this Agreement, or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company or the Stockholders which was based upon and in conformity with information provided in writing to RV Centers or its counsel by the Company or the Stockholders expressly for use in the Registration Statement or any prospectus forming a part thereof and is contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading to the extent such omission or alleged omission is based upon the failure of the Company or the Stockholders to provide to RV Centers the information containing that fact in any Schedule hereto or otherwise to provide the information to RV Centers in writing, but such indemnity shall not apply to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholders provided, in writing, corrected information to RV Centers counsel and to RV Centers for inclusion in the final prospectus, and such information was not so included or properly delivered, and provided further, that no Stockholder shall be liable for any indemnification obligation pursuant to this Section 10.1 to the extent solely attributable to a breach of any representation, warranty or agreement made herein individually by any other Stockholder.

         RV Centers acknowledges and agrees that other than the representations and warranties of the Company or the Stockholders specifically contained in this Agreement, there are no representations or warranties of the Company or the Stockholders, either express or implied, with respect to the transactions contemplated by this Agreement, the Company or its assets, liabilities and business.

         RV Centers and the Company further acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for breach of this Agreement and the transactions contemplated in this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 10. RV Centers and the Company hereby waive to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action they or any indemnified person may have against the Company or any Stockholder relating to this Agreement or the transactions arising under or based upon any federal, state, local or foreign statute, law, rule, regulation or otherwise.

         10.2. INDEMNIFICATION BY RV CENTERS. RV Centers covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders at all times from and after the date of this Agreement until the Expiration Date (provided that for purposes of Section 10.2(iii) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages (including consequential, punitive or exemplary), actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees, consulting fees and expenses of investigation and environmental response) incurred by the Stockholders as a result of or arising from (i) any breach by RV Centers of their representations and warranties set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of RV Centers under this Agreement; or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to RV Centers or any of the Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to RV Centers, any of the Founding Companies or their respective stockholders, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except to the extent such statement or omission is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made therein in reliance upon, and in conformity with, the representations and warranties of the Company or the Stockholders specifically contained in this Agreement or other information furnished to RV Centers by the Company or the Stockholders in writing specifically for inclusion therein.

         10.3. THIRD PERSON CLAIMS. Promptly after any party hereto
(hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 10.1, 10.2, or 10.6 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any such proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel.

                After the Indemnifying Party has notified the Indemnified
Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses.

                If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim involving only the payment of money and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing.

         10.4. EXCLUSIVE REMEDY. The indemnification provided for in this
Section 10 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

         10.5. LIMITATIONS ON INDEMNIFICATION. (a) RV Centers and the other persons or entities indemnified pursuant to Section 10.1 or any other indemnity hereunder, shall not assert any claim for indemnification pursuant to Section
10.1 against the Stockholders until such time as the aggregate of all claims which such persons may have against such Stockholders shall exceed an amount (the "Threshold Amount") equal to one percent of the sum of (x) the cash paid to the Stockholders on the Consummation Date pursuant to Section 2.1 and (y) the value of the RV Centers Stock delivered to the Stockholders on the Consummation Date pursuant to Section 2.1 valued at the initial public offering price as set forth in the Registration Statement, and then only to the extent of claims in excess of such sum. Stockholders shall not assert any claim for indemnification hereunder against RV Centers until such time as the aggregate of all claims which Stockholders may have against RV Centers shall exceed the Threshold Amount. The Threshold Amount shall increase to equal one percent of the sum of (x) plus (y) plus the Additional Consideration, if any, described on Part B of Annex I to the Tennessee Acquisition Agreement, upon the payment to the Stockholder of the Additional Consideration, exclusive of any interest earned on the Additional Cash (as such terms are defined in Annex I to the Tennessee Acquisition Agreement).

         (b) No person shall be entitled to indemnification under this Section 10 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

         (c) Notwithstanding any other term of this Agreement, no Stockholder shall be liable under this Section 10 for an amount which exceeds eighty-five percent (85%) of the amount of proceeds (including cash and RV Centers Stock) actually received by such Stockholder (valued as of the Consummation Date) in connection with the purchase and sale of the Company Stock, exclusive of interest earned on the Additional Cash. For purposes of this paragraph, the RV Centers Stock shall be valued at the initial public offering price to the public as set forth in the final prospectus deemed by Rule 430A of the 1933 Act Regulations to constitute a part of the Registration Statement.

         (d) A Stockholder may pay any indemnification obligation under Section 10 by means of the payment of cash or a combination of the payment of cash and the delivery to RV Centers of shares of RV Centers Stock; provided that the percentage of the indemnification obligation satisfied by means of the delivery of shares of RV Centers Stock does not exceed the percentage of RV Centers Stock comprising the total consideration paid to such Stockholder by RV Centers to such Stockholder pursuant to Annex I and the Additional Consideration, if any. For the purpose of crediting Stockholders for payments made to RV Centers by means of delivery of shares of RV Centers Stock, the RV Centers Stock shall be valued at the average closing price as reported on the New York Stock Exchange (or other national exchange or quotation system) on the five trading days immediately preceding delivery of the shares pursuant to this section.

         (e) In determining the amount of any loss, liability or expense for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative insurance proceeds or other third party indemnity or reimbursement proceeds actually realized by such party (or, in the case of RV Centers, by RV Centers, the Company or any Subsidiary of RV Centers or the Company) and such correlative insurance proceeds or other third party indemnity or reimbursement proceeds shall be net of any insurance premium or other incremental cost or expense owed or payable to any third party which becomes due as a result of such claim. RV Centers shall use commercially reasonable efforts to pursue any available insurance coverage or other rights of indemnity or reimbursement from third parties with respect to any such loss, liability or expense.

         (f) The limitations on liability set forth in this Section 10.5 shall not apply to breaches of representations, warranties or covenants set forth in Sections 4.3, 4.22 and 4.29(c).

         10.6. TAX INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless RV Centers and the Company from and against the entirety of any adverse consequences the Company or RV Centers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Company and its subsidiaries for the unpaid Taxes of any past, current or future member of the consolidated tax group of which the Company is or was a member on or prior to the Consummation Date pursuant to Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), for any periods prior to the Closing Date, as a transferee or successor, by contract, or otherwise.

11.      TERMINATION OF AGREEMENT

         11.1. TERMINATION. This Agreement may be terminated at any time prior to the Consummation Date solely:

               (i) by mutual consent of the boards of directors of RV Centers and the Company;

               (ii) by the Stockholders or the Company (acting through its board of directors), on the one hand, or by RV Centers (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by July 31, 1999 unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Consummation Date;

               (iii) by the Stockholders or the Company, on the one hand, or by RV Centers, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Consummation Date or by the Stockholders or the Company, if the conditions set forth in Section 7 hereof have not been satisfied or waived as of the Closing Date or the Consummation Date, as applicable, or by RV Centers, if the conditions set forth in Section 8 hereof have not been satisfied or waived as of the Closing Date or the Consummation Date, as applicable; or

               (iv) pursuant to Section 3 hereof.

         11.2. LIABILITIES IN EVENT OF TERMINATION. Except as provided in
Section 6.7, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

         11.3. RETURN OF STOCK CERTIFICATES. If at the time of termination Stockholders have delivered their Company stock certificates, such certificates will be promptly returned upon termination.

12.      NONCOMPETITION

         12.1. PROHIBITED ACTIVITIES. Except for the activities of the Stockholders and their Affiliates as set forth in Schedule 12.1 (which shall be deemed to be permitted activities under this Section 12.1), the Stockholders will not, without the prior written consent of RV Centers, for a period of five
(5) years following the Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

               (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business or operation selling any products or services in direct competition with any products or services sold by RV Centers or any Subsidiary thereof, within one hundred (100) miles of where RV Centers or any Other Founding Company conducted business prior to the Effective Time (the "Territory");

               (ii) call upon any person who is, at that time, within the Territory, an employee of RV Centers or any Subsidiary thereof in a sales or service representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of RV Centers or any Subsidiary thereof;

               (iii) call upon any Person or entity which is, at that time, or which has been, within one (1) year prior to the Consummation Date, a customer of RV Centers or any Subsidiary thereof, of the Company or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with any products or services sold by RV Centers or any Subsidiary thereof within the Territory;

               (iv) call upon any prospective acquisition candidate, on any Stockholder's own behalf or on behalf of any competitor which candidate was, to the actual knowledge of such Stockholder after reasonable inquiry, either called upon by RV Centers or any Subsidiary thereof or for which RV Centers or any Subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

               (v) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring as a passive investment (i) not more than three percent (3%) of the capital stock of a competing business whose stock is traded on a national securities exchange, the NASDAQ Stock Market or on an over-the-counter or similar market, or (ii) not more than five percent (5%) of the capital stock of a competing business whose stock is not publicly traded.

         12.2. DAMAGES. Because of the difficulty of measuring economic losses to RV Centers as a result of a breach of the covenant set forth in Section 12.1, and because of the immediate and irreparable damage that could be caused to RV Centers for which it would have no other adequate remedy, each Stockholder agrees that the covenant set forth in Section 12.1 may be enforced by RV Centers, in the event of breach by such Stockholder, by injunctions and restraining orders.

         12.3. REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 12 impose a reasonable restraint on the Stockholders in light of the activities and business of RV Centers and the Subsidiaries thereof on the date of the execution of this Agreement and the current plans of RV Centers; but it is also the intent of RV Centers and the Stockholders that such covenants be construed and enforced in accordance with the changing activities, business and locations of RV Centers and its subsidiaries throughout the term of this covenant, including, with respect to subparagraph 12.1(i), any new locations in which RV Centers or its subsidiaries conducts business during the term of this covenant.

         12.4. SEVERABILITY; REFORMATION. The covenants in this Section 12 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         12.5. INDEPENDENT COVENANT. All of the covenants in this Section 12 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against RV Centers or any Subsidiary thereof, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by RV Centers of such covenants. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 12, during which the agreements and covenants of each Stockholder made in this Section 12 shall be effective, shall be computed by excluding from such computation any time during which such Stockholder is in violation of any provision of this Section 12. The covenants contained in Section 12 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated in this Agreement are not consummated.

         12.6. MATERIALITY. The Company and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

13.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         13.1. STOCKHOLDERS. The Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, the Other Founding Companies, and/or RV Centers, such as operational policies, customer lists, and pricing and cost policies that are valuable, special and unique assets of the Company's, the Other Founding Companies' and/or RV Centers's respective businesses. The Stockholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of RV Centers, provided that such representatives agree to the confidentiality provisions of this Section 13.1, (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing their duties for RV Centers or the Company and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 13.1, unless (i) such information becomes known to the public generally through no fault of the Stockholders, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Stockholders shall, if possible, give prior written notice thereof to RV Centers and provide RV Centers with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the Stockholders of the provisions of this Section, RV Centers shall be entitled to an injunction restraining such Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting RV Centers from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated in this Agreement are not consummated, Stockholders shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company.

         13.2. RV CENTERS. RV Centers recognizes and acknowledges that it had in the past and currently has access to certain confidential information of the Company and the Stockholders, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's business. RV Centers agrees that, prior to the Closing, or if the transactions contemplated in this Agreement are not consummated, it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Company, provided that such representatives agree to the confidentiality provisions of this Section 13.2, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 13.2, (c) to the Other Founding Companies and their representatives pursuant to Section 6.1(a), unless (i) such information becomes known to the public generally through no fault of RV Centers, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), RV Centers shall, if possible, give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, and (d) to the public to the extent necessary or advisable in connection with the filing of the Registration Statement and the IPO and the securities laws applicable thereto. In the event of a breach or threatened breach by RV Centers of the provisions of this Section, the Company and the Stockholders shall be entitled to an injunction restraining RV Centers from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         13.3. DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 13.1 and 13.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         13.4. SURVIVAL.  The  obligations  of the parties under this
Article 13 shall survive the termination of this Agreement.

14.      TRANSFER RESTRICTIONS

         14.1. TRANSFER RESTRICTIONS. For a period of two years from the Closing Date, with respect to 80% of the shares of RV Centers Stock received by such Stockholder pursuant to this Agreement, and for a period of one year from the Closing Date, with respect to the remaining 20% of such shares, no Stockholder shall (i) sell, assign, exchange, transfer, pledge, or otherwise dispose of any such shares of RV Centers Stock or any securities convertible into, exchangeable or exercisable for any such shares of RV Centers Stock, (ii) grant any option to purchase, or otherwise enter into any contract or arrangement to sell, assign, transfer, pledge or otherwise dispose of, any such shares of RV Centers Stock, or (iii) enter into any swap, collar, short sale or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the RV Centers Stock, whether any such swap, collar, short sale, agreement or transaction is to be settled by delivery of shares of RV Centers Stock or other securities, by the delivery or payment of cash or otherwise. Provided, however, Stockholder may pledge such shares as security, subject to the foregoing restrictions, for a loan by a lender who acknowledges and agrees to such restrictions in writing. The foregoing restrictions shall not apply, however, to (a) the sale of shares of RV Centers Stock, and entering into agreements relating to the sale of shares of RV Centers Stock, pursuant to Section 16 hereof, or (b) transfers to (I) immediate family members of such Stockholder who agree to be bound by the restrictions set forth in this Section 14.1, (II) trusts, limited partnerships or other estate planning entities for the benefit of such Stockholder or family members of such Stockholder which have agreed, through action taken by the trustees, partners or other persons having authority to bind the trust, limited partnership or other estate planning entity, to be bound by such restrictions and to be liable for the transferring Stockholder's indemnification obligations hereunder, (III) any charitable organization that qualifies for receipt of charitable contributions under Section 170(c) of the Code which agrees to be bound by such restrictions and to be liable for the transferring Stockholder's indemnification obligations hereunder, or (c) for transfers of RV Centers Stock to RV Centers pursuant to
Section 10.5(d).

         The certificates evidencing the RV Centers Stock delivered to the Stockholders pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as RV Centers may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER OR PURSUANT TO CERTAIN LIMITED EXCEPTIONS CONTAINED IN
SECTION 14.1 TO THAT CERTAIN ACQUISITION AGREEMENT BETWEEN RV CENTERS, INC. AND AMERICAN RV CENTERS, INC. DATED JANUARY 12, 1999, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO _______ [INSERT THE ACTUAL SECOND ANNIVERSARY OF CLOSING DATE] EXCEPT FOR THE ABOVE-REFERENCED LIMITED EXCEPTIONS. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

15.      FEDERAL SECURITIES ACT REPRESENTATIONS

         15.1. COMPLIANCE WITH LAW. The Stockholders acknowledge that the shares of RV Centers Stock to be delivered to the Stockholders pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Section 16 hereof) and therefore may not be resold without compliance with the 1933 Act. The RV Centers Stock to be acquired by such Stockholders pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The Stockholders covenant, warrant and represent that none of the shares of RV Centers Stock issued to such Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC or pursuant to exceptions therefrom. All the RV Centers Stock shall bear the following legend in addition to the legend required under Section 14 of this Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND

APPLICABLE SECURITIES LAW OR SUCH SHARES ARE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION THEREFROM.

         15.2. ECONOMIC RISK; SOPHISTICATION. The Stockholders represent and warrant that they are able to bear the economic risk of an investment in the RV Centers Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. Each Stockholder has substantial knowledge and experience in making investment decisions of this type (or is relying on qualified purchaser representatives with such knowledge and experience in making this decision), and is capable, either individually or with such purchaser representatives, of evaluating the merits and risks of this investment. The Stockholders who are parties hereto have had an adequate opportunity to ask questions and receive answers from the officers of RV Centers concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of RV Centers, the plans for the operations of the business of RV Centers, the business, operations and financial condition of the Founding Companies other than the Company, and any plans for additional acquisitions and the like. The Stockholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction. Except as set forth on Schedule 15.2, each Stockholder is an "accredited investor" as defined in Rule 501 of the 1933 Act.

16.      REGISTRATION RIGHTS

         16.1. PIGGYBACK REGISTRATION RIGHTS. At any time following the Consummation Date, whenever RV Centers proposes to register any RV Centers Stock for its own or others' accounts under the 1933 Act for a public offering, other than (i) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by RV Centers and (ii) registrations relating to employee benefit plans, RV Centers shall promptly give each of the Stockholders written notice of its intent to do so. Upon the written request of any of the Stockholders given within 10 days after receipt of such notice, RV Centers shall cause to be included in such registration all of the RV Centers Stock issued to such Stockholders pursuant to this Agreement (including any stock issued as or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by RV Centers as a stock split, dividend or other distribution with respect to, or in exchange for, or in replacement of such RV Centers Stock) which any such Stockholder requests, other than shares of RV Centers Stock which may be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act, and other than shares of RV Centers Stock that have been theretofore sold by the Stockholder in accordance with the 1933 Act, provided that RV Centers shall have the right to reduce pro rata the number of shares of each selling stockholder included in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to RV Centers or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization under Section 351 of the Code. In addition, if RV Centers is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 16.1 that the number of shares to be sold by persons other than RV Centers is greater than the number of such shares which can be offered without adversely affecting the success of the offering, RV Centers may reduce pro rata (among the Stockholders and all other selling security holders in the offering) the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter.

                   The right to cause RV Centers to register shares of RV Centers Stock under this Agreement may be assigned to any transferee or assignee of any Stockholder permitted under Section 14.1.

         16.2. REGISTRATION PROCEDURES. Whenever RV Centers is required to register shares of RV Centers Stock pursuant to Section 16.1, RV Centers will, as expeditiously as possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such shares and use commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheets thereto, RV Centers will furnish a representative of the Stockholders with copies of all such documents proposed to be filed and provide the Stockholders an opportunity to comment on the information therein relating to the Stockholders) as promptly as practical;

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus correct for a period of not less than 120 days;

                  (iii) Furnish to each Stockholder who so requests such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the relevant shares;

                  (iv) Use commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, and to keep such registration or qualification effective during the period such registration statement is required to be kept effective, provided that RV Centers shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (v) Cause all such shares of RV Centers Stock to be listed or included on any securities exchanges or trading systems on which similar securities issued by RV Centers are then listed or included; and

                  (vi) Notify each Stockholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that RV Centers is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect), together with any associated term sheet, contains an untrue statement of a material fact or omits any fact not misleading, and, at the request of such Stockholder, RV Centers will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact not misleading.

         All expenses incurred in connection with the registration under this
Article 16 and compliance with securities and blue sky laws (including all registration, filing, listing, escrow agent, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by RV Centers.

         16.3.   INDEMNIFICATION.

                  (a) In connection with any registration under Section 16.1, RV Centers shall indemnify, to the extent permitted by law, each selling Stockholder (an "Indemnified Stockholder") against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to RV Centers by such Indemnified Stockholder expressly for use therein or by any Indemnified Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after RV Centers has furnished such Indemnified Stockholder with a sufficient number of copies of the same.

                  (b)    In connection with any registration under Section
16.1, each Stockholder shall furnish to RV Centers in writing such information as is reasonably requested by RV Centers for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, RV Centers, its directors and officers and each person who controls RV Centers (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement or material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in or omitted from information so furnished in writing by such Stockholder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a Stockholder under this Section
16.3 shall be limited to an amount equal to the net proceeds actually received by such Stockholder from the sale of the relevant shares covered by the registration statement.

                  (c)    Any person entitled to indemnification hereunder will
(i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified parties' reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). An indemnifying party that is not entitled or elects not to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         16.4. UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 16.1 covering an underwritten registered offering, RV Centers and each participating Stockholder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of RV Centers's size and investment stature, including a customary indemnification agreement; provided, however, that the Stockholders shall be excluded from any indemnification of the underwriters other than with respect to information provided by the Stockholders to RV Centers or the managing underwriters specifically for use in the registration statement.

         16.4. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of RV Centers stock to the public without registration, RV Centers agrees to use commercially reasonable efforts to:

               (i) make and keep public information regarding RV Centers available as those terms are understood and defined in Rule 144 under the 1933 Act for a period of four years beginning 90 days following the effective date of the Registration Statement;

               (ii) file with the SEC in a timely manner all reports and other documents required of RV Centers under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

               (iii) so long as a Stockholder owns any restricted RV Centers Stock, furnish to each Stockholder forthwith upon written request a written statement by RV Centers as to its compliance with the current public information requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement), and of the 1933 Act and the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of RV Centers, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such shares without registration.

         16.6. AVAILABILITY OF RULE 144. RV Centers shall not be obligated to register shares of RV Centers Stock held by a Stockholder at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to such Stockholder.

17.      GENERAL

         17.1. COOPERATION. The Company, the Stockholders and RV Centers shall each deliver or cause to be delivered to the other on the Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees of the Company cooperate with RV Centers on and after the Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Consummation Date.

         17.2. SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of RV Centers, and the heirs and legal representatives of the Stockholders.

         17.3. ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company and RV Centers and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and subject to Section 6.7 may be modified or amended only by a written instrument executed by the Stockholders, the Company and RV Centers, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the Company shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

         17.4. COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to return to the other parties an original, duly executed counterpart of this Agreement promptly after delivery of a telecopied facsimile thereof.

         17.5. BROKERS AND AGENTS. Except as disclosed on Schedule 17.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

         17.6. EXPENSES. Whether or not the transactions herein contemplated shall be consummated, RV Centers will pay or reimburse Baker Kreft Funding I, L.L.C. and its Affiliates for the fees, expenses and disbursements of RV Centers and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto and the IPO, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by RV Centers under this Agreement, the fees and expenses of Andrews & Kurth L.L.P., and any other person or entity retained by RV Centers or Baker Kreft Funding I, L.L.C. ("BKF") and the costs of preparing the Registration Statement. All expenses, including, but not limited to, all professional fees of accountants, lawyers, tax consultants and others, incurred by the Stockholders in connection with this Agreement shall be paid by the Stockholders or the Company; provided, however, that any such amount paid by the Company shall be disclosed to RV Centers in writing prior to Closing and deducted from the cash payable to Stockholders pursuant to Annex I. Upon consummation of the transactions contemplated herein, BKF will pay up to $150,000 of the fees charged by Bracewell & Patterson L.P., counsel to Company and the Other Founding Companies; Stockholders and the stockholders of the Other Founding Companies shall pay all amounts in excess of $150,000 to be shared pro rata based upon the relative values of the Founding Companies. Each Stockholder shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the purchase and sale of the Company Stock, other than Transfer Taxes, if any, imposed by the State of Delaware. Each Stockholder shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company or RV Centers, will pay all taxes due by him upon receipt of the consideration payable pursuant to Section 3 hereof and the Additional Consideration. Without limiting Stockholders' ability to rely on the tax opinion, the Stockholders acknowledge that the risks of the transactions contemplated herein include tax risks, with respect to which the Stockholders are relying partially on the opinion contemplated by Section 7.3 hereof and representations by RV Centers.

         17.7. NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

         (a)      If to RV Centers, addressed to:

                  RV Centers, Inc.
                  600 Travis, Suite 2100
                  Houston, Texas  77002
                  Attention: Chief Executive Officer

         with copies to:

                  Christopher S. Collins
                  Andrew & Kurth L.L.P.
                  600 Travis, Suite 4200
                  Houston, Texas  77002

         (b) If to the Stockholders, addressed to them at their addresses set forth on the signature pages hereto, with copies to:

                  Austin B. Byrd
                  Wyatt, Tarrant & Combs
                  Crescent Center Suite 650
                  6075 Poplar Avenue
                  Memphis, Tennessee 38119-4721

         (c)      If to the Company, addressed to it at:

                  American RV Centers, Inc.
                  8150 New Craft Road
                  Olive Branch, Mississippi 38654
                  Attn: President

                  with copies to:

                  Austin B. Byrd
                  Wyatt, Tarrant & Combs
                  Crescent Center Suite 650
                  6075 Poplar Avenue
                  Memphis, Tennessee 38119-4721

or to such other address or counsel as any party hereto shall specify pursuant to this Section 17.7 from time to time.

         17.8. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle that might refer same to the laws of another jurisdiction.

         17.9. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         17.10. TIME. Time is of the essence with respect to this Agreement.

         17.11. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

         17.12. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         17.13. CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         17.14. AMENDMENTS AND WAIVERS. Subject to Section 6.7, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of RV Centers, the Company and Stockholders who hold or held at least 51% of the Company Stock. Any amendment or waiver effected in accordance with this Section 17.14 shall be binding upon each of the parties hereto, any other person receiving RV Centers Stock in connection with the purchase and sale of the Company Stock and each future holder of such RV Centers Stock.

         17.15. DISPUTE RESOLUTION. Except with respect to disputes involving parties other than the parties to this Agreement, no party to this Agreement shall institute a proceeding in any court or administrative agency to resolve a dispute arising under this Agreement before that party has sought to resolve the dispute through direct negotiation with the other party or parties. If the dispute is not resolved within two weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation. If the parties do not promptly agree on a mediator, the parties shall request the Association of Attorney Mediators in Harris County, Texas to appoint a mediator certified by the Supreme Court of Texas. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Houston, Texas, in accordance with the rules promulgated by the American Arbitration Association then in effect. Each party shall choose one arbitrator and those arbitrators shall agree upon the third arbitrator; if they cannot agree upon a third arbitrator within 20 days, the American Arbitration Association shall appoint the third arbitrator. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs and expenses, including reasonable attorneys' fees, of the prevailing party in any dispute arising under this Agreement will be promptly paid by the other party or parties.

         17.16. REFERENCES, GENDER, NUMBER. All references in this Agreement to a "Section," or "subsection" shall be to a Section, or subsection of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," or words of similar import shall refer to this Agreement as a whole and not to a particular Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

         17.17. SOLE STOCKHOLDER. Notwithstanding anything in this Agreement to the contrary, if there is only a single Stockholder, all references herein to "Stockholders," "each of the Stockholders," "any Stockholder" and any other reference to Stockholders in the plural context, as well as any reference to any potential liability or obligation of the Stockholders being "joint and several," shall be deemed to mean and include only the sole Stockholder of the Company.

         17.18. SCHEDULES AND ANNEXES. Each schedule and annex attached to this Agreement is incorporated herein by reference and made a part hereof. The disclosures made on any schedule or annex hereto with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure to the extent that the relevance of such disclosure to other representations and warranties is evident from the face of such schedule or annex.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          RV CENTERS, INC.



                                          By:       /s/ Clayton K. Trier
                                                   ----------------------------
                                          Name:    Clayton K. Trier
                                          Title:   Chairman of the Board,
                                                   Chief Executive Officer and
                                                   President


                                          AMERICAN RV CENTERS, INC.



                                          By:       /s/ Peter A. Albano
                                                   ----------------------------
                                          Name:    Peter A. Albano
                                          Title:   President

STOCKHOLDERS:



 /s/ Peter A. Albano                                 ###-##-####
------------------------------------                 ---------------------------
Peter A. Albano                                      Social Security Number
4400 Walnut Grove Road
Memphis, Tennessee  38117

                                                                       ANNEX I -
                                                       AMERICAN RV CENTERS, INC.
                                                                   (MISSISSIPPI)
                          TO THE ACQUISITION AGREEMENT
                          DATED AS OF JANUARY 12, 1999
                                  BY AND AMONG
                                RV CENTERS, INC.
                     AMERICAN RV CENTERS, INC. (MISSISSIPPI)
                               AND ITS STOCKHOLDER

                   CONSIDERATION TO BE PAID TO THE STOCKHOLDER


              A. AGGREGATE CONSIDERATION TO BE PAID TO STOCKHOLDER


Five Hundred Twenty-One Thousand Seven Hundred Fifty Dollars ($521,750) in cash and the value of outstanding Common Stock of RV Centers, Inc. ("RV Centers") (assuming a public offering price of $12.50 per share), consisting of: (A) Thirty-One Thousand One Hundred (31,100) shares of RV Centers Common Stock, and
(B) One Hundred Thirty Three Thousand Dollars ($133,000) cash; provided however, that the aggregate consideration shall not be less than the minimum value set forth below.



                                                                         Consideration to be paid to the
                                                                                  STOCKHOLDER:
                                                                      -----------------------------------
                                                     Number of
                                                      Company         Shares of RV Centers
Stockholder                                        Shares Owned          Common Stock           Cash
-----------                                        ------------       --------------------  --------------
Peter A. Albano                                        600                 31,100             $  133,000

MINIMUM VALUE: Four Hundred Forty-Four Thousand Dollars ($444,000)



ASSETS TO BE REMOVED FROM THE COMPANY: RV Centers and the Stockholder agree that, after the Balance Sheet Date, no assets other than the following assets, along with any associated debt, may be removed from the Company, such assets to become the property of the Stockholder and any associated debt to become the liability of the Stockholder:

         None.



                               Page 1 of Annex I

                                                                       ANNEX I -
                                                       AMERICAN RV CENTERS, INC.
                                                                   (MISSISSIPPI)


ALLOWABLE DIVIDENDS: With the exception of the following, no dividends or distributions will be paid subsequent to June 30, 1998:

               1. An amount equal to the reasonably estimated federal and state (net of federal benefit) income taxes owed on S-corporation profits of the Company for the period from July 1, 1998 to December 31, 1998.

               2. An amount equal to the reasonably estimated federal and state (net of federal benefit) income taxes owed on S-corporation profits of the Company for the period from January 1, 1999 to the Consummation Date.

               3. If Company is an S Corporation at the date of this Agreement, at any time and from time to time up until five days prior to the Consummation Date, Company may distribute to the Stockholder cash up to the lesser of (A) the amount of such corporation's "accumulated adjustment account" (as such term is used in the Internal Revenue Code of 1986, as amended) as of the Consummation Date, and
                           (B) the total amount of cash to be paid to the Stockholder as provided above. If any such distributions are made, Stockholder shall provide written notice of the amount of such distributions to RV Centers no later than five days prior to the Consummation Date, and the total amount of such distributions shall be deducted from the cash to be paid to the Stockholder pursuant to this Annex I..


ALLOWABLE MONTHLY COMPENSATION: The Company has not since June 30, 1998, and will not after the date hereof, pay or agree to pay salary, bonus, sales commissions, fees or any other form of compensation, directly or indirectly, to the Stockholder or any members of his family in excess of an aggregate of $0.00 per month. Notwithstanding the foregoing, family members, who are not Stockholders and who are currently employed by the Company and are disclosed on
Schedule 4.18, may continue to receive their current salary.




                               Page 2 of Annex I

                                                                      ANNEX III



                           FORM OF OPINION OF COUNSEL
                               TO RV CENTERS, INC.


                                             , 1998



---------------------------

---------------------------

---------------------------

Ladies and Gentlemen:

         We have acted as counsel to RV Centers, Inc., a Delaware corporation ("RV Centers"), in connection with the transactions contemplated by the Acquisition Agreement (the "Agreement") dated as of , 1998, among RV Centers, [Founding Company] and the stockholders named therein (the "Stockholders"). This opinion is being delivered to you pursuant to Section 8.3 of the Agreement. All capitalized terms used herein, unless expressly defined herein, shall have the meanings ascribed to such terms in the Agreement.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Agreement and such documents and records as we deemed to be necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. We also have assumed the due execution and delivery of the Agreement by all parties thereto other than RV Centers. In addition, we have relied on certificates of officers of RV Centers and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as the basis hereof.

         Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the limitations, qualifications and assumptions set forth herein, we are of the following opinion:

         1. RV Centers has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.


                               Page 1 of Annex III

         2. The Agreement has been duly authorized, executed and delivered by RV Centers and constitutes a legal, valid and binding agreement of RV Centers, enforceable against it in accordance with its terms. RV Centers has taken all corporate action necessary to authorize the execution, delivery and performance of the Agreement.

         3. The authorized capital stock of RV Centers consists of shares of Common Stock, par value $.01 per share (the "RV Centers Common Stock"); and shares of Preferred Stock par value $.01 per share (the "Preferred Stock") As of
         , 1998, there were outstanding          shares of RV Centers Common
Stock [and no shares of Preferred Stock] which were duly and validly authorized and issued and, to our knowledge, fully paid and nonassessable and not issued in violation of the preemptive rights of any stockholder of RV Centers. Each share of RV Centers Common Stock to be issued to the Stockholders has been duly and validly authorized and upon issuance on consummation of the transactions set forth in the Agreement such shares will be validly issued, fully paid and nonassessable and, to our knowledge, none of such shares will have been issued in violation of the preemptive rights of any stockholder of RV Centers.

         4. To our knowledge, except as set forth in the Prospectus, (a) RV Centers is not in violation of any order issued by any court or governmental agency and (b) there is no action, suit or proceeding pending or threatened against RV Centers before any court, arbitrator or governmental authority.

         5. To our knowledge, RV Centers is not in default, nor has it received any notice of default, under any contract or agreement to which it is a party, except where such default would not have a material adverse effect on RV Centers.

         6. No notice to, consent, authorization, approval or order of any court or governmental agency or body or, to our knowledge, any other person is required in connection with the execution, delivery or performance by RV Centers of the Agreement, except for such notices, consents, authorizations, approvals or orders as have already been made or obtained.

         7. The execution of the Agreement and the performance by RV Centers of its obligations thereunder will not violate any of the terms or provisions of its Certificate of Incorporation or By-laws or, to our knowledge, conflict with, violate or result in any breach of or default under any lease, instrument, license, permit or any other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject, except where such violation, breach or default would not have a material adverse effect on RV Centers and its subsidiaries, taken as a whole.

         The opinions expressed herein are, with your concurrence, predicated on and qualified in their entirety by the following:

         (i) This opinion is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the relevant law of the United States of America (other than laws applicable to patents, copyrights and trademarks).


                              Page 2 of Annex III

         (ii) Our opinion in paragraph 2, above regarding the enforceability of the Agreement is subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to principles of equity. Furthermore, the enforceability of any indemnity and contribution obligations contained in the Agreement may be limited under applicable law or public policy.

         (iii) In rendering the opinion herein related to the absence of any litigation, suits or proceedings, we express no opinion with respect to the possible effect of administrative and legislative actions and proceedings as to which RV Centers is not a named party.

         (iv) Whenever our opinion is based on circumstances "to our knowledge," we have relied exclusively on certificates of officers (after discussion of the contents thereof with such officers) of RV Centers or certificates of others as to the existence or nonexistence of the circumstances upon which such opinion is predicated. We have no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

         We understand that we have no obligation to update this opinion to reflect any facts or circumstances occurring after the date hereof, provided however, that unless we otherwise notify you on or prior to the Consummation Date that this opinion may no longer be relied upon, you shall be entitled to rely on this opinion as of the Consummation Date if it were dated on such date.

         This opinion is delivered to you solely as a party to the Agreement and may not be quoted, circulated or published in whole or in part, or furnished to any other Person without our express consent. The opinions set forth are limited to matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.

                                Very truly yours,





                              Page 3 of Annex III

                                                                       ANNEX IV
                      FORM OF OPINION OF COUNSEL TO COMPANY
                                AND STOCKHOLDERS

                                    ,1998




RV Centers, Inc.
Houston, Texas  77002
[Underwriters]


[International Underwriters, if any]



Ladies and Gentlemen:

         We have acted as counsel to ____________________________, a
___________________ corporation (the "Company"), in connection with the transactions contemplated by the Acquisition Agreement (the "Agreement"), dated as of , 1998, among RV Centers, Inc., a Delaware corporation, the Company and the stockholders named therein (the "Stockholders"). This opinion is being delivered to you pursuant to Section 9.7 of the Agreement. All capitalized terms used herein, unless expressly defined herein, shall have the meanings ascribed to such terms in the Agreement.

         We have examined originals, or copies certified or otherwise identified to our satisfaction of the Agreement and such documents and records as we deemed to be necessary as the basis for the opinion hereinafter expressed. [Documents and records may be listed.] With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. We also have assumed the due execution and delivery of the Agreement by all parties thereto other than the Company. In addition, we have relied without independent inquiry on the representations and warranties of the Company and the Stockholders contained in the Agreement, the certificate of officers of the Company and certificates of public officials as to certain matters of fact relating to this opinion.

         Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the limitations, qualifications and assumptions set forth herein, we are of the following opinion:


                               Page 1 of Annex IV

         1. The Company has been duly incorporated and is validly existing and has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates under lease and to conduct its business as currently conducted. The Company has no subsidiaries.

         2. The authorized capital stock of the Company is as represented in the Agreement and, based solely on our review of the stock records of the Company, the outstanding capital stock of the Company is as represented in the Agreement. Each share of such stock has been duly and validly authorized and issued and, to our knowledge, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any stockholder.

         3. To our knowledge, there are no outstanding securities of the Company convertible into or exercisable or exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue or sell any shares of its capital stock or any securities convertible into or exercisable or exchangeable for or evidencing the right to purchase or subscribe for any shares of such stock.

         4. The Agreement has been duly authorized, executed and delivered by the Company and the Stockholder and constitutes a legal, valid and binding agreement of the Company and the Stockholder, enforceable against the Company and such Stockholder in accordance with its terms. The Company and its Stockholders have taken all corporate action necessary to authorize the execution, delivery and performance by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby.

         5. To our knowledge, and except as is set forth in the Schedules to the Agreement, the Company is not in material default, nor has it received any notice of default, in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company, to which the Company is a party or by which the Company or its property is bound.

         6. To our knowledge, except to the extent set forth in the Schedules to the Agreement, the Company is not in violation of any order issued by any court or governmental agency and there is no action, suit or proceeding pending or threatened against the Company before any court, arbitrator or governmental authority.

         7. To our knowledge, no notice to, consent, authorization, approval or order of or filings with any court or governmental agency or body or, to our knowledge, any other person is required in connection with the execution, delivery or performance of the Agreement, or the consummation of the transactions therein contemplated, by the Company or any of the Stockholders, except for such notices, consents, authorizations, approvals, orders or filings as have already been made or obtained, as applicable.


                               Page 2 of Annex IV

         8. The execution of the Agreement and the performance by the Company and the Stockholders of their respective obligations thereunder do not and will not violate any of the terms or provisions of the Company's Articles of Incorporation or By-laws or, to our knowledge, conflict with, violate or result in any breach of or default under any lease, instrument, license, permit or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties of the Company is subject.

         9. To our knowledge, there is no pending or threatened action, suit or proceeding that (a) questions the validity of the Agreement or the Employment Agreement or any action taken or to be taken by the Company or any Stockholder in connection with the Agreement or the Employment Agreement, at law or in equity, before or by any governmental authority or before any court or arbitrator or (b) if adversely determined, would have a material adverse effect
(i) on the condition (financial or other), earnings, business, operations or prospects of the Company, (ii) on the ability of the Company to perform its obligations under the Agreement or (iii) on the ability of any Stockholder to perform his obligations under the Agreement or the Employment Agreement.

         The opinions expressed herein are, with your concurrence, predicated on and qualified in their entirety by the following:

         (A) This opinion is limited to the laws of the State of Tennessee and the relevant law of the United States of America (other than laws applicable to patents, copyrights and trademarks), and we express no opinion as to the application or effect of the law of any other jurisdiction. Moreover, we express no opinion with respect to any of the following:

                  (i) federal or state antitrust laws and regulations (including without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976);

                  (ii)   federal or state securities laws and regulations;

                  (iii) federal or state labor or employee benefit laws and regulations;

                  (iv)   compliance with fiduciary duty requirements;

                  (v)    federal or state tax laws and regulations;

                  (vi) federal patent, copyright and trademark, state trademark and other federal or state intellectual property laws and regulations;

                  (vii)  federal or state racketeering laws and regulations;

                  (viii) federal or state health and safety laws and
                         regulations;

                  (ix)   federal or state criminal laws of general application;


                               Page 3 of Annex IV

                  (x) federal or state nondiscrimination laws and regulations of general application; or

                  (xi) federal, state or local environmental, zoning or building codes, land use or other similar laws, ordinances, rules or regulations.

         We note that the agreement is, by its express terms, to be governed by the laws of Delaware. We express no opinion how a court sitting in Delaware would apply or interpret Tennessee law nor how a court in Tennessee would apply or interpret Delaware law. Accordingly, for the purpose of this opinion, we have assumed that the Agreement will be governed by the laws of Tennessee notwithstanding these express terms.

             (B) Our opinion relating to validity, binding effect and enforceability in Paragraph 4 above is subject to: (i) limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, preferential transfer, moratorium and similar laws affecting creditors' rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of good faith, fair dealing, commercial reasonableness and unconscionability, and (iii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts and limitations on the enforceability of indemnification provisions required by applicable state or federal securities law. We express no opinion concerning (x) the enforceability of the choice of Delaware law to govern the Agreement, if an action arising out of the Agreement or its performance were commenced in a court sitting in Tennessee, (y) the enforceability of provisions relating to the waiver or rights, remedies and defenses, or (z) the enforceability of the noncompetition covenants set forth in the Agreement.

             (C) Whenever our opinion is based on circumstances "to our knowledge," we have relied exclusively on certificates of officers (after the discussion of the contents thereof with such officers) of the Company or certificates of others as to the existence or nonexistence of the circumstances upon which such opinion is predicated. Nothing has come to the attention of the attorneys of the Firm in the course of our representation of the Company in connection with the Agreement which causes us to believe that any such certificate is untrue or inaccurate in any material respect.

         This opinion is delivered to you solely and may not be quoted, circulated or published in whole or in part or delivered to any other person without our express written consent. The Underwriters [and International Underwriters] are entitled to rely upon this opinion.


                                                Very truly yours,



                               Page 4 of Annex IV

                                     ANNEX V

                              EMPLOYMENT AGREEMENT

         This Employment  Agreement (the "Agreement") by and between American
RV Centers, Inc. (the "Company"), a Mississippi corporation and a wholly-owned subsidiary of RV Centers, Inc. ("RV Centers"), a Delaware corporation, and Peter
A. Albano ("Executive") is hereby entered into and effective as of the day of , 1999 (the "Effective Date"), the date of the consummation of the initial public offering of the common stock of RV Centers (the "IPO"). This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between and among the Company, RV Centers and Executive.

                                    RECITALS

         RV Centers, the Company and the other current subsidiaries of RV Centers are engaged primarily in the recreational vehicle dealer business including, but not limited to, sales, service, parts and rentals. RV Centers, the Company and the other current and future subsidiaries of RV Centers are collectively referred to herein as the "RV Centers Companies" and individually, as an "RV Centers Company."

         Executive is employed hereunder by the Company in a confidential relationship wherein Executive, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's and RV Centers' customers and specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and RV Centers, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and RV Centers. This information is a trade secret and constitutes valuable goodwill of the Company and RV Centers.

         Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                   AGREEMENTS

         1.       Employment and Duties.

         (a) The Company hereby employs Executive as President of the Company. As such, Executive shall have responsibilities, duties and authority reasonably accorded to, expected of and consistent with such office and will report directly to the Board of Directors of the Company (the "Board") or such person as the Board may direct. Additional or different duties, titles or positions, however, may be assigned to Executive or (without limiting Executive's right to terminate for Good Reason) may be taken from Executive from time to time, provided that any such changes are consistent and compatible with Executive's experience, background and managerial skills. Executive hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c), agrees to devote substantially all of his business time, attention and efforts to promote and further the business and interests of the Company and its affiliates.



                               Page 1 of Annex V

         (b) Executive shall faithfully adhere to, execute and fulfill all lawful policies established, promulgated and communicated by the Company.

         (c) Executive shall not, during the term of his employment hereunder, engage in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Executive's duties and responsibilities hereunder. If Executive intends to engage in any other business activity, he shall give written notice of such intent to the Board, and the Board shall in good faith determine whether such activity will interfere with Executive's duties and responsibilities hereunder, and Executive agrees to accept such a determination by the Board. The foregoing limitations shall not be construed as prohibiting Executive from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof. Notwithstanding the foregoing, Executive may continue to engage in those activities described on Schedule 1(c) to the same extent Executive is engaged in such activities currently and provided Executive continues to devote at least the same amount of time to Executive's duties hereunder as Executive has devoted to the Company prior to the Effective Date.

         2. Compensation. For all services rendered by Executive, the Company shall compensate Executive beginning upon consummation of the IPO as follows:

         (a) Base Salary. The base salary payable to Executive shall be $_______ per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. Such base salary shall be reviewed by the Board on at least an annual basis and may be adjusted in light of Executive's position, responsibilities, performance and other relevant factors; provided, however, as adjusted the base salary may not be less than the amount in effect on the Effective Date.

         (b) Incentive Bonus Plan. For 1999 and subsequent years, it is the intent of RV Centers and the Company to develop written Management Incentive Bonus Plans setting forth the criteria under which Executive and other officers and key employees will be eligible to receive year-end bonus awards.

         (c) Executive Perquisites, Benefits and Other Compensation. Executive shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                  (i) Admittance for participation and payment of all premiums for coverage for Executive and Executive's dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time, provided benefits provided to Executive under this clause (b)(ii) shall be at least equal to such benefits provided to other RV Centers' executives similarly situated.



                               Page 2 of Annex V

                  (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his services pursuant to this Agreement and in accordance with Company and RV Centers' policies. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                  (iii) Four (4) weeks of paid vacation per year or such greater amount as may be afforded officers and key employees under the Company's or RV Centers' policies in effect from time to time.

                  (iv) The Company shall provide Executive with other executive perquisites as may be available to or deemed appropriate for Executive by the Board and participation in all other company-wide employee benefits as are available from time to time to all RV Centers Companies.

         3.       Non-Competition Agreement.

         (a) Executive recognizes that the Company's willingness to enter into this Agreement, including the compensation arrangements set forth in paragraph 2 above, and that certain Acquisition Agreement dated as of January 12, 1999 (the "Acquisition Agreement") among the Company, RV Centers, Executive and other Company stockholders, if any, is based in material part on Executive's agreement to the provisions of this paragraph 3 and that Executive's breach of the provisions of this paragraph 3 could materially damage the Company. Executive will not, during the period of employment by or with the Company, and for a period of two (2) years immediately following the termination of his employment under this Agreement, for any reason whatsoever (other than a termination by the Company without "Good Cause" or by Executive for "Good Reason," as each term is defined below, in which case for a period of one (1) year immediately following the termination), directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, whether paid or unpaid, in any business in direct competition with any current or future corporate affiliates of the Company and the RV Centers Companies, within one hundred (100) miles of any location where any of the RV Centers Companies conducts business, including any territory serviced by any RV Centers Company;

                  (ii) call upon any person who is, at that time, an employee of any of the RV Centers Companies for the purpose or with the intent of enticing such employee away from or out of the employ of an RV Centers Company;


                               Page 3 of Annex V

                  (iii) call upon any person or business entity which is, at that time, or which has been, within two (2) years prior to that time, a customer of an RV Centers Company, for the purpose of soliciting or selling products or services in competition with any of the RV Centers Companies;

                  (iv) call upon any prospective acquisition candidate, on Executive's own behalf or on behalf of any competitor, which candidate was, to Executive's knowledge after due inquiry of the company approached, either called upon by an RV Centers Company or for which RV Centers has made an acquisition analysis, for the purpose of acquiring such entity; or

                  (v) voluntarily testify as an expert witness in recreational vehicle matters for an adverse party to any RV Centers Company in litigation or arbitration.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Executive from acquiring as an investment not more than five percent (5%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or on an over-the-counter or similar market.

         (b) Because of the difficulty of measuring economic losses to the Company and RV Centers as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company and RV Centers for which they would have no other adequate remedy, Executive agrees that the foregoing covenant may be enforced by RV Centers or the Company, in the event of breach by Executive, by injunctions, restraining orders and orders of specific performance issued by a court. Executive further agrees to waive any requirement for the Company's securing or posting of any bond in connection with such remedies.

         (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Executive in light of the activities and business of the RV Centers Companies on the Effective Date and the current plans of the RV Centers Companies; but it is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the RV Centers Companies, throughout the term of the employment of Executive under this Agreement. For example, if, during the term of this Agreement, an RV Centers Company engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefor, then Executive will be precluded from soliciting the customers or employees of such new activities and business or from directly competing with such new activities or business within one hundred (100) miles of its then-established operating locations through the term of this covenant.

         It is further agreed by the parties hereto that, if Executive shall cease to be employed hereunder and shall enter into a business or pursue other activities not in competition with an RV Centers Company, or shall engage in similar activities or business in locations the proximity and activities of which do not violate clause (a) of this paragraph 3 Executive shall not be chargeable with a violation of this paragraph 3 if an RV Centers Company shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.



                               Page 4 of Annex V

         (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

         (e) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against an RV Centers Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by RV Centers or the Company of such covenants. It is specifically agreed that the period of two (2) years (or one (1) year in certain circumstances as herein provided) following termination of employment stated at the beginning of this paragraph 3, during which the agreements and covenants of Executive made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this paragraph 3.

         4. Term; Termination; Rights on Termination. The initial term of this Agreement shall begin on the Effective Date and continue for three (3) years (the " Initial Term") unless terminated sooner as herein provided. After the Initial Term, this Agreement shall continue thereafter on a year-to-year basis (each such year is referred to herein as a "Renewal Term") on the same terms and conditions contained herein in effect as of the time of renewal unless the Company gives written notice of non-renewal at least ninety (90) days prior to the end of the Initial Term or the then current Renewal Term, as the case may be. If this Agreement is not renewed prior to the end of the Initial Term or any subsequent Renewal Term, then Executive shall become an employee at-will at the expiration of the term of the Agreement. If the Agreement is not renewed, this Agreement, including the restrictions in paragraph 3, shall expire; provided, however, Executive's obligations under paragraphs 6, 7, 8 and 9 and all rights and liabilities which have accrued hereunder to either party prior to such expiration shall survive. Non-renewal of the Agreement shall not be "Good Reason" for Executive to terminate employment under subparagraph (d) below nor shall it be considered a termination without "Good Cause" by the Company.

         During the Initial Term or subsequent Renewal Terms, this Agreement and Executive's employment may be terminated in any one of the following ways:

         (a) Death. The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive's estate.

         (b) Disability. If, as a result of a long-term incapacity or disability from which Executive is not reasonably likely to continue to full employment, as such concept is defined in the insurance programs, from time to time, maintained by the Company ("Long-Term Disability") due to physical





                               Page 5 of Annex V
or mental illness or injury, and Executive shall have been absent from his full-time duties hereunder for three (3) consecutive months, then, the Company may terminate Executive's employment hereunder. Company shall give Executive thirty (30) days advance written notice of such termination. Such notice may be given before or after the end of such three (3) month period, but which shall not be effective earlier than the last day of such three (3) month period provided, however, such termination shall not be effective if Executive is able to resume his full-time duties at the conclusion of such thirty (30) day notice period.

         If Executive shall have been absent from his full-time duties hereunder for six (6) consecutive months as a result of a short-term incapacity or disability from which Executive is reasonably likely to continue to full employment, as such concept is defined in the insurance programs, from time to time, maintained by the Company ("Short-Term Disability") due to physical or mental illness or injury, then the Company may terminate Executive's employment hereunder. Company shall give Executive thirty (30) days advance written notice of such termination. Such notice may be given before or after the end of such six (6) month period, but which shall not be effective earlier than the last day of such six (6) month period. Provided, however, such termination shall not be effective if Executive is able to resume his full-time duties at the conclusion of such thirty (30) day notice period.

         For purposes of the foregoing paragraphs, if the Company does not have an insurance program which includes a definition of long-term disability or short-term disability, such terms shall have the meanings generally ascribed to them by the insurance industry.

         During such three (3) month or six (6) month period, the Company shall pay to Executive his base salary amount hereunder net of any disability insurance payments under policies maintained by the Company or RV Centers which are received by Executive; provided, however, that such payments shall be netted only to the extent that the premiums for such insurance are borne by the Company and are not paid or reimbursed by the Executive.

         Also, Executive may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Executive shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Executive or Executive's doctor and such doctor shall have concurred in the conclusion of Executive's doctor.

         Notwithstanding the payments made pursuant to the provision of this subparagraph (b) above, in the event this Agreement is terminated as a result of Executive's incapacity or disability, Executive shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for the greater of (i) whatever time period is remaining under the Initial Term of this Agreement, but for not more than two (2) years, or (ii) one (1) year.



                               Page 6 of Annex V

         (c) Good Cause. The Company may terminate this Agreement ten (10) days after written notice to Executive for "Good Cause," which shall be limited to:
(i) Executive's breach of any material provision of this Agreement (continuing for ten (10) days after receipt of written notice of need to cure); (ii) Executive's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Executive's material duties and responsibilities hereunder which is harmful or injurious to the Company or RV Centers; (iii) Executive's dishonesty, fraud or willful misconduct with respect to the business or affairs of the Company or RV Centers which materially and adversely affects the operations or reputation of the Company or RV Centers; (iv) Executive's conviction of a felony crime; or (v) Executive's violation of the Company's substance abuse policy that would result in discharge under such policy as applied to the Company's employees generally. In the event of a termination for Good Cause, as enumerated above, Executive shall have no right to any severance compensation but shall receive all compensation due and payable through the effective date of termination. Any termination for Good Cause must be approved by at least fifty-one percent (51%) of the members of the RV Centers Board in the form of a resolution duly adopted by the RV Centers Board and delivered to the Executive, finding in the good faith opinion of the RV Centers Board that Executive has engaged in the type of conduct set forth above and specifying the particulars thereof. In the event of a termination for Good Cause, as enumerated above, Executive shall have no right to any severance compensation, but shall receive all compensation due and payable through the effective date of termination.

         (d) With or without Good Reason or Without Good Cause. At any time, either Executive, with or without Good Reason, or the Company, without Good Cause, may terminate this Agreement and Executive's employment; provided, however, Executive may only be terminated without Good Cause by the Company during the Initial Term hereof if such termination is approved by at least fifty-one percent (51%) of the members of the Board of Directors of RV Centers. Any such termination by Executive or the Company shall be effective thirty (30) days after written notice of such termination is provided to the other party.

                  Should this Agreement be terminated by the Company without Good Cause or by Executive with Good Reason during the Initial Term, Executive shall receive from the Company an amount equal to the base salary at the rate then in effect for the greater of (i) the time period remaining under the Initial Term of this Agreement or (ii) one (1) year. Should this Agreement be terminated by the Company without Good Cause or by Executive with Good Reason during any Renewal Term, Executive shall receive from the Company an amount equal to the base salary at the rate then in effect for the greater of (i) the time period remaining under such Renewal Term or (ii) six (6) months. Such amount, in all cases, shall be paid in equal monthly payments on the last regular payday of each month for all Company employees. Further, any termination without Good Cause by the Company or with Good Reason by Executive shall operate to shorten the period set forth in paragraph 3(a) and during which the terms of paragraph 3 apply to one (1) year from the date of termination of employment. If Executive resigns or otherwise terminates his employment without Good Reason, Executive shall receive no severance compensation except as may be provided in paragraph 11 hereof, but shall be entitled to reimbursement for reasonable business expenses incurred prior to the date of resignation or termination as provided in paragraph 2 hereof.



                               Page 7 of Annex V

                  Executive shall be deemed to have "Good Reason" to terminate this Agreement and employment hereunder upon the occurrence of any of the following events:

         (i) (A) Executive is requested to take on duties materially inconsistent with Executive's managerial experience and abilities, (B) there is a material reduction in authority, responsibilities or duties to a position of clearly less stature or importance within RV Centers, another RV Centers Company or the Company than the position described in paragraph 1 hereof, or (C) Executive is requested to move his work location to an area outside the greater metropolitan area of Executive's present work location, and any such request by the Company or any such material reduction, is not withdrawn within five (5) business days after written notice from Executive that he is unwilling to accept such proposed changes in duties or responsibilities or to accept such move; Executive's failure to respond within five (5) business days after receiving notification of any such proposed change in Executive's duties, responsibilities, titles, or work location shall be deemed an acceptance of such change by Executive; or

         (ii) There is a "Change in Control" of the Company; for purposes of this subparagraph (ii), "Change in Control" shall have the same definition as in paragraph 11(e) except that in such definition the term "Company" shall be substituted for "RV Centers" throughout the definition other than in the third line of paragraph 11(e)(i). Provided, however, if Executive is given at least five (5) business days advance notice of such Change in Control, Executive's failure to give notice of termination prior to the consummation of the Change in Control shall be deemed acceptance of such Change in Control and such event shall not constitute "Good Reason". If Executive is not given at least five (5) business days advance notice, Executive's failure to terminate this Agreement within ten (10) business days after receiving such notice of a Change in Control shall be deemed an acceptance of such Change in Control by Executive and such event shall not constitute "Good Reason".

          (iii) the Company breaches any material provision of this Agreement (continuing for ten (10) business days after receipt of written notice from Executive of the need to cure).

Executive acknowledges that certain changes in authority, responsibility or duties will result from the acquisition and subsequent operation by RV Centers of the Company (e.g., shift of responsibility for human resources, accounting, insurance and other activities to officers of RV Centers, combining Company operations and locations with other RV Centers Companies, establishment of regional management and regional lines of authority) and agrees that such changes shall not be of a nature to constitute Good Reason provided that Executive is treated consistently, in all material respects, with executives in similar positions in other operating subsidiaries of RV Centers.

         (e) If any person other than Executive is appointed President of the Company, this Agreement shall terminate and Executive and the Company will enter into an advisory agreement to last for a period of six months, whose terms and conditions shall be substantially similar to the terms and conditions of those advisory agreements entered into by RV Centers and its subsidiaries, and under which the compensation payable to Executive shall equal $4,000 per month.


                               Page 8 of Annex V

         Upon termination of this Agreement for any reason provided in (a) through (e) above, Executive shall be entitled to receive all compensation earned and/or accrued and all benefits and reimbursements due and/or accrued through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Executive only to the extent and in the manner expressly provided above or in paragraph 11. All other rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that Executive's obligations under paragraphs 3, 5, 6, 7 and 8 herein, the Company's obligations with respect to severance payments, if any, and indemnification under paragraph 13 below, and RV Centers' obligations under paragraph 21 below shall survive such termination in accordance with their terms if the Agreement is terminated pursuant to (a) through (e) above or paragraph 11 below.

         If Executive is terminated without cause or terminates his employment hereunder with Good Reason, the Executive shall be entitled to receive a prorated portion of any annual bonus, which under the bonus plan is based only on a formula determination and is not discretionary, to which Executive was entitled to receive for the year during which termination occurred had the Executive not been terminated. If the formula for the bonus calls for the use of full year numbers, the amount of such bonus shall be based on such numbers, notwithstanding that such numbers include a period after termination.

         (f) Change in Control of RV Centers. In the event of a "Change in Control" of RV Centers (as defined below), refer to paragraph 11 below.

         5. Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive by or on behalf of any RV Centers Company, their representatives, vendors or customers which pertain to the business of any RV Centers Company shall be and remain the property of the RV Centers Companies, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the RV Centers Companies which is collected by Executive shall be delivered promptly to the Company without request by it upon termination of Executive's employment.

         6. Inventions. Executive shall disclose promptly to the Company any and all conceptions, designs, inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Executive, solely or jointly with another, during the period of employment and which are directly related to the then current business or activities of the Company and which Executive conceives as a result of his employment by the Company. Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.




                               Page 9 of Annex V

         7. Trade Secrets. Executive agrees that he will not, during or after the term of this Agreement with the Company, disclose the specific terms of any RV Centers Company's relationships or agreements with their significant vendors or customers or any other significant and material trade secret of an RV Centers Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except in pursuit of the Company's business (e.g. interaction with outside auditors and consultants engaged by the Company) or with lenders or potential lenders consistent with policies of the Company.

         8. Confidentiality.

         (a) Executive acknowledges and agrees that all Confidential Information (as defined below) of the Company is confidential and a valuable, special and unique asset of the Company that gives the Company an advantage over its actual and potential, current and future competitors. Executive further acknowledges and agrees that Executive owes the Company a fiduciary duty to preserve and protect all Confidential Information from unauthorized disclosure or unauthorized use, that certain Confidential Information constitutes "trade secrets" under applicable laws, and that unauthorized disclosure or unauthorized use of the Company's Confidential Information could irreparably injure the Company.

         (b) Both during the term of Executive's employment and after the termination of Executive's employment for any reason (including wrongful termination), Executive shall hold all Confidential Information in strict confidence, and shall not use any Confidential Information except for the benefit of the Company, in accordance with the duties assigned to Executive. Executive shall not, at any time (either during or after the term of Executive's employment), disclose any Confidential Information to any person or entity (except other employees of the Company who have a need to know the information in connection with the performance of their employment duties), or copy, reproduce, modify, decompile or reverse engineer any Confidential Information, or remove any Confidential Information from the Company's premises, without the prior written consent of the Chief Executive Officer of RV Centers, or permit any other person to do so except for the benefit of the Company. In the event Executive is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Confidential Information, Executive will provide the Company with immediate written notice of any such request or requirement so that the Company may seek an appropriate protective order or seek with Executive's cooperation to narrow the request or demand or waive Executive's compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, Executive is, in the opinion of his counsel, compelled to disclose Confidential Information, Executive may disclose only that portion of the Confidential Information which Executive's counsel advises Executive in writing that Executive is compelled to disclose and Executive will exercise his or her best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In any event, Executive will not oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Executive shall take reasonable precautions to protect the physical security of all documents and other material containing Confidential Information (regardless of the medium on which the Confidential Information is stored). This Agreement applies to all Confidential Information, whether now known or later to become known to Executive.




                               Page 10 of Annex V

         (c) Upon the termination of Executive's employment with the Company for any reason, and upon written request of the Company at any other time, Executive shall promptly surrender and deliver to the Company all documents and other written material of any nature containing or pertaining to any Confidential Information and shall not retain any such document or other material. Within five days of any such request, Executive shall certify to the Company in writing that all such materials have been returned.

         (d) As used in this Agreement, the term "Confidential Information" shall mean any information or material known to or used by or for the Company (whether or not owned or developed by the Company and whether or not developed by Executive) that is not generally known to the public and has been generally treated by the Company as confidential information. Confidential Information includes, but is not limited to, the following: all trade secrets of the Company; all information that the Company has marked as confidential or has otherwise described to Executive (either in writing or orally) as confidential; all nonpublic information concerning the Company's products, services, prospective products or services, research, product designs, prices, discounts, costs, marketing plans, marketing techniques, market studies, test data, customers, customer lists and records, suppliers and contracts; all Company business records and plans; all Company personnel files; all financial information of or concerning the Company; all information relating to operating system software, application software, software and system methodology, hardware platforms, technical information, inventions, computer programs and listings, source codes, object codes, copyrights and other intellectual property; all technical specifications; any proprietary information belonging to the Company; and all data and all computer system passwords and user codes.

         "Confidential Information" shall not include information which (i) is in the public domain to such an extent as to be readily available to competitors of the RV Centers Companies, (ii) becomes generally known to the public other than by disclosure by Executive, or (iii) is received by Executive, outside his capacity as an employee of the Company, from a third party which was under no legal obligation of confidentiality with an RV Centers Company with respect to such information.

         9. No Prior Agreements. Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Executive agrees to indemnify the Company for any loss or damage, including, but not limited to, attorneys' fees and expenses of investigation, the Company may incur based upon or arising out of any breach of this paragraph 9.

         10. Assignment; Binding Effect. Executive understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, that he cannot assign all or any portion of his performance under this


                               Page 11 of Annex V

Agreement. Subject to the preceding two sentences and the express provisions of paragraph 11 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

         11.      Change in Control.

         (a) Executive understands and acknowledges that RV Centers may be merged or consolidated with or into another entity or that RV Centers may undergo a "Change in Control" (as defined below). In the event a Change in Control is initiated or occurs during the Initial Term, then the provisions of this paragraph 11 shall be applicable.

         (b) In the event of a Change in Control wherein Executive has not received written notice at least five (5) business days prior to the anticipated date of the event or transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agrees to perform, or continue to cause the Company to perform, the Company's obligations under this Agreement in the same manner and to the same extent that the Company is required to perform prior to such event or transaction, then Executive may, at Executive's sole discretion, elect to terminate his employment on the effective date of such Change in Control. In such case, the applicable provisions of paragraph 4(d) will apply as though the Company had terminated Executive without Good Cause; however, the amount of the severance payments due Executive shall be triple the amount calculated under the terms of paragraph 4(d), but shall in no event in the aggregate exceed six (6) times Executive's annual base salary.

         (c) For purposes of applying paragraph 4 under the circumstances described in (b) above, in the case where Executive's employment under this Agreement will terminate, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, benefits and reimbursements due Executive under paragraph 2 above must be paid in full by the Company at or prior to such closing. In the case where Executive's employment under this Agreement does not terminate with a Change in Control under (b) above, then for one (1) year following the closing date of a Change in Control, if the Initial Term is ending during such one (1) year period, the Company shall automatically renew this Agreement for one (1) year pursuant to the second sentence of paragraph 4 above.

         (e)      A "Change in Control" shall be deemed to have occurred if:

                  (i) any person, entity or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), other than RV Centers or an employee benefit plan of RV Centers, acquires, directly or indirectly, the beneficial ownership (as defined in Section 13(d) of the Act)) of any voting security of RV Centers and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 50% or more of the total voting power of all of the then outstanding voting securities of RV Centers entitled to vote generally in the election of directors;



                               Page 12 of Annex V

                  (ii) the stockholders of RV Centers shall approve a merger, consolidation, recapitalization or reorganization of RV Centers, or a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the holders of all of the outstanding voting securities of RV Centers immediately prior to the transactions with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                  (iii) the stockholders of RV Centers shall approve a plan of complete liquidation or dissolution of RV Centers or an agreement for the sale or disposition by RV Centers of all or a substantial portion of RV Centers' assets (i.e., 50% or more of the total consolidated assets of RV Centers).

         (f) If it shall be finally determined that any payment made or benefit provided to Executive in connection with a Change in Control of RV Centers, whether or not made or provided pursuant to this Agreement, is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor thereto, RV Centers or the Company shall pay Executive an amount of cash (the "Additional Amount") such that the net amount received by Executive after paying all applicable taxes on such Additional Amount shall be equal to the amount that Executive would have received if Section 4999 were not applicable.

         13. Release. Notwithstanding anything in this Agreement to the contrary, Executive shall not be entitled to receive any severance payments pursuant to paragraphs 4 or 11 of this Agreement unless Executive has executed (and not revoked) a general release of all claims Executive may have against the Company and its affiliates relating to Executive's employment hereunder, other than claims for unpaid compensation amounts required to be paid by the Company pursuant to paragraph 2 hereof, in a form of such release acceptable to the Company.

         14. Indemnification. In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Executive), by reason of the fact that he is or was performing services in good faith under this Agreement or as an executive officer of the Company prior to the date of this Agreement, then the Company shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith. In the event that both Executive and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Executive agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Executive, he may engage separate counsel and the Company shall pay all reasonable attorneys' fees and reasonable expenses of such separate counsel. Further, while Executive is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Executive cannot be held liable to the Company for errors or omissions made in good faith where Executive has not exhibited gross, willful and wanton negligence and misconduct nor performed criminal and fraudulent acts which materially damage the business of the Company.


                               Page 13 of Annex V

         15. Complete Agreement. Except as expressly set forth herein, this Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company, RV Centers and Executive, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

         16. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:     American RV Centers, Inc.
                             8150 New Craft Road
                             Olive Branch, Mississippi 38654

         with a copy to:     RV Centers, Inc.
                             Attention: President
                             600 Travis, Suite 6500
                             Houston, Texas 77002

         To Executive:       Peter A. Albano
                             4400 Walnut Grove Road
                             Memphis, Tennessee 38117


Notice shall be deemed given and effective on the earlier of three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 16.

         17. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.


                               Page 14 of Annex V

         18. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration; provided, however, the Company shall be entitled to bring an action to enforce its rights under paragraphs 3, 5, 6, 7 and 8. The arbitration shall be conducted before a panel of three (3) arbitrators in Houston, Texas, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") then in effect. Unless both parties agree otherwise, the arbitrators will be those provided by the AAA. The arbitrators shall not have the authority to add to, detract from or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of legal fees and costs, including those incurred to enforce this Agreement, and interest thereon. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The AAA fees and all direct expenses (e.g., room rental for a location to conduct the proceedings, reimbursement of arbitrators' per diems and out-of-pocket expenses) of any arbitration proceeding shall be borne evenly by the parties pending a final determination by the arbitrators as to how the costs shall be borne between the parties.

         19. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Texas, without regard to its conflicts of laws provisions.

         20. Counterparts. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         21. Guarantee of Payments. RV Centers has executed this Agreement for the limited purposes of paragraph 21. In this connection, RV Centers hereby unconditionally guarantees the punctual payment when due by the Company of all obligations payable by the Company to the Executive hereunder.



                               Page 15 of Annex V

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"EXECUTIVE"                                 "COMPANY"

                                     By:
---------------------------             ---------------------------------------
Peter A. Albano                      Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------



                                     For Purposes of paragraph 21:

                                     "RV CENTERS"


                                     By:
                                        ---------------------------------------
                                     Name:    Clayton K. Trier
                                     Title:   Chairman, Chief Executive Officer
                                              and President


                               Page 16 of Annex V

                                    ANNEX VI


                                 LEASE AGREEMENT


THIS LEASE AGREEMENT (this "LEASE") is made and entered into as of ____________, 1999 by and between ___________________("LANDLORD"), and ______________________
("TENANT").

In consideration of the rentals reserved hereunder and the duties, covenants and obligations of the other hereunder, Landlord and Tenant hereby covenant and agree as follows:

                                       I.

1.01 DEMISE OF THE PREMISES. Landlord hereby leases, demises and lets to Tenant, and Tenant hereby leases and takes from Landlord, that certain tract of land (the "LAND") located in ______________________, and more particularly described on Exhibit "A" attached hereto together with all buildings, improvements and fixtures located thereon (the "IMPROVEMENTS") and the non-exclusive use of all rights, easements, privileges and appurtenances thereto (said Land, Improvements and appurtenances being hereinafter referred to as the "PREMISES").

1.02 TERM. The term of this Lease shall commence on ___________, 1999 (the "COMMENCEMENT DATE") and, unless sooner terminated or renewed and extended in accordance with the terms and conditions set forth herein, shall expire on _____________, 2002 (the "Initial Term"). If Tenant occupies the Premises prior to the Commencement Date, it shall do so subject to all of the terms and provisions of this Lease except for the obligation to pay Base Rental (as hereinafter defined).

1.03 RENEWAL TERM. Landlord hereby grants to Tenant the right, privilege and option to extend the initial term of this Lease for three (3) periods of three
(3) years each (the "RENEWAL TERMS"), beginning on the day following the expiration of the Initial Term or the first or second Renewal Term, as applicable, upon the same terms and conditions as herein contained. Tenant may exercise each such option by delivering written notice to Landlord of Tenant's exercise of such option at least three (3) months prior to the expiration of the initial term or renewal term, as applicable, upon satisfaction of the following terms and conditions: (i) that, at the time of the exercise of such option and at the time the applicable Renewal Term begins, Tenant shall not be in default in the performance of any of the terms, covenants and conditions contained in this Lease after notice and the expiration of any applicable cure periods; and
(ii) that this Lease shall not have been theretofore terminated and shall be in full force and effect at the date of the exercise of such option and at the date the applicable Renewal Term begins. As used herein, "TERM" shall mean the Initial Term of this Lease as described in Section 1.02 above, as extended and renewed by any Renewal Terms.


                               Page 1 of Annex VI

1.04 USE. The Premises are to be used for the operation of a recreational vehicle dealership and servicing facility and related uses or any lawful purpose with the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed.

                                       II.

2.01 BASE RENTAL. Tenant hereby covenants and agrees to pay to Landlord at Landlord's address set forth in Section 12.01 or such other address as Landlord may designate from time to time in writing to Tenant, a base annual rental (the "BASE RENTAL"). Base Rental shall be payable in 12 equal monthly installments in advance on the first business day of each month during the Initial Term except that all payments due hereunder for any fractional month of the commencement or end of this Lease shall be prorated based upon the number of days in such fractional month during the Term. All Base Rental or any other sums due hereunder will be paid without notice, demand, abatement, deduction or setoff except as otherwise set forth herein. Base Rental for the Initial Term shall equal $96,000.

2.02 BASE RENTAL ADJUSTMENT FOR RENEWAL TERMS. The Base Rental for each Renewal Term shall be calculated in accordance with the following formula:

         Base Rental for the Renewal Term = Base Rental for the Initial Term x (CPI(2)/CPI(1))

         In applying the above formula for rental adjustment, the following definitions shall prevail:

         (s) "CPI" means the monthly indexes of the National Consumer Price Index for All Urban Consumers (All items: 1982-84 equals 100) issued by the U.S. Department of Labor, Bureau of Labor Statistics or any successor agency that shall issue the indexes.

         (t) "CPI(1)" means the CPI as of the commencement date of the Initial Term.

         (u) "CPI(2)" means the CPI as of the commencement date of the Renewal Term for which the adjustment of Base Rental is computed.

         In the event that (i) the Bureau of Labor Statistics ceases to use the 1982-84 average of 100 as the basis of calculation, or (ii) a substantial change is made in the number or characters of "market basket" items used in determining the CPI, or (iii) Landlord and Tenant mutually agree in writing that the CPI does not accurately reflect the purchasing power of the dollar, or (iv) the CPI shall be discontinued for any reason, the Bureau shall be requested to furnish a new index comparable to the CPI together with information which will make possible the conversion to the new index in computing the adjusted rental. If for any reason the Bureau does not furnish such an index and such


                               Page 2 of Annex VI
information, the parties shall thereafter accept and use such other index or comparable statistics on the cost of living for the county in which the Premises is located, as shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by Landlord (but subject to reasonable approval by Tenant).

2.03 TENANT'S MAINTENANCE AND REPAIRS. Except as otherwise notified to Tenant in writing to Landlord prior to the Commencement Date, Landlord hereby represents and warrants that as of the date hereof, the Improvements and all structural and non-structural elements thereof (including all electrical, mechanical, heating, ventilating, air conditioning, plumbing and other systems serving the Premises) and all entryways, driveways, walkways and parking areas are free of defects and in good repair and operating condition, normal wear and tear excepted. From and after the Commencement Date and during the Term, Tenant shall, at Tenant's sole cost and expense: (i) make non-structural repairs, replacements and renewals necessary to keep the Premises in good condition, order and repair as the same are in as of the Commencement Date, reasonable wear and tear and damage by fire or other casualty or condemnation excepted; (ii) keep all electrical, mechanical, heating, ventilating and air conditioning, plumbing and any other systems serving the Premises in good order and repair; (iii) keep all entryways, driveways, walkways and parking areas on the Premises in good order and repair, and (iv) with respect only to capital improvements constructed by Tenant under
Section 5.01 below, structural repairs necessary to keep such capital improvements in good condition, order and repair, reasonable wear and tear and damage by fire or other casualty or condemnation excepted. Notwithstanding anything contained herein to the contrary, replacement of shingles, tar and gravel, membranes or other similar exterior roofing material, if required, shall be Tenant's responsibility. In the event that heating, ventilation and air conditioning systems (including furnaces) must be replaced during the Term and no violation of the representation in the first sentence of this Section 2.03 has occurred with respect to such system, then Tenant will be responsible for such replacement and the associated costs. In the event Tenant shall fail to fulfill its obligations to repair and maintain the Premises in accordance with this Section 2.03, Landlord, notwithstanding anything herein to the contrary, shall have the right upon not less than thirty (30) days' prior written notice to Tenant (except in cases of emergency), to make such repairs and maintain the Premises at the expense of Tenant, and Tenant shall promptly pay to Landlord the actual cost thereof.

2.04 LANDLORD'S MAINTENANCE AND REPAIRS. From and after the Commencement Date and during the Term, Landlord shall, at its own cost and expense, make all necessary structural repairs, replacements and renewals to the Premises including, but not limited to, maintaining the foundation, floor slabs, exterior walls, structural roof members and all other structural supports of such Improvements in good and sound condition. Landlord shall not, however, be obligated to make structural repairs to any capital improvements constructed by Tenant under Section 5.01 which repairs are the responsibility of Tenant under
Section 2.03 above. In the event Landlord shall fail to fulfill its obligations to repair and maintain the Premises in accordance with this Section 2.04, Tenant, notwithstanding anything herein to the contrary, shall have the right, upon not less than


                               Page 3 of Annex VI
thirty (30) days' prior written notice to Landlord (except in the case of an emergency), to make such repair and maintain the Premises at the expense of Landlord, and to deduct the cost of the same from the Base Rental that shall thereafter become due. In the event Landlord disputes the amount being offset by Tenant and Landlord prevails through arbitration pursuant to Section 12.02 hereof, Tenant shall promptly reimburse Landlord for such amount.

                                      III.

3.01 UTILITIES. Landlord agrees to provide, at its cost, water, electricity and telephone service connections into the Premises, but Tenant shall pay for all water, gas, heat, lights, power, telephone, sewer, sprinkler charges and other utilities and shall furnish all electric light bulbs and tubes. In the event of a failure by Landlord to provide the service connections specified in this
Section 3.01 which is not caused by a failure of the applicable utility company to provide actual service or another Force Majeure event as set forth in Section 12.03(k) ("FAILURE OF SERVICES"), which such Failure of Services is not cured within five (5) days, Tenant shall have the following rights:

(a) For each day or portion thereof that Failure of Services continues for more than five (5) days, Tenant will be entitled to an abatement of Base Rental, beginning with the inception of the sixth (6th) day and terminating on the day such Failure of Services is completely cured by Landlord having resumed furnishing the interrupted service.

(b) In the event Failure of Services is not completed cured by Landlord within thirty (30) days, Tenant will have the option to terminate this Lease and all of its obligations for the remaining balance of the Term by giving written notice for such termination to Landlord within five (5) days of the expiration of such thirty (30) day period.

                                       IV.

4.01 CARE OF THE PREMISES. Tenant shall not commit any waste or damage to any portion of the Premises, and shall, subject to Sections 2.03 and 2.04, at its own cost and expense, maintain the Premises in good condition and repair. Upon termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Premises to Landlord in as good condition as existed on the Commencement Date, ordinary wear and tear only excepted. Upon such termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Premises.

4.02 LAWS AND REGULATIONS; HAZARDOUS SUBSTANCES.

(a) Tenant shall use its diligent good faith efforts to comply with all laws, ordinances, orders, rules, regulations and other requirements of governmental authority pertaining to or governing Tenant's particular use and occupancy of the Premises, whether now in force or hereafter enacted, and all applicable federal, state or local laws, regulations, orders, judgments and decrees regarding


                               Page 4 of Annex VI
health, safety or the environment ("ENVIRONMENTAL LAWS"), including without limitation the application for and maintenance of all required permits, the submittal of all notices and reports, proper labeling, training and record keeping, and timely and appropriate response to any release or other discharge by Tenant of a substance under Environmental Laws.

(b) Landlord shall use its diligent good faith efforts to comply with all laws, ordinances, orders, rules, regulations and other requirements of governmental authority pertaining to or governing Landlord's ownership, maintenance and repair of the Premises, whether now in force or hereafter enacted, including, without limitation, the American Disabilities Act and all Environmental Laws, including without limitation the application for and maintenance of all required permits, the submittal of all notices and reports, proper labeling, training and record keeping, and timely and appropriate response to any release or other discharge by Landlord of a substance under Environmental Laws.

(c) Tenant shall indemnify, protect and hold harmless Landlord and each of its officers, directors, employees, shareholders and respective subsidiaries from and against all loss, cost, damage, expense and liability incurred by Landlord in connection with the presence, emanation, migration, disposal, release or threatened release of any oil or other petroleum products or hazardous materials or substances on, within or to or from the Premises as a result of (i) the operations of Tenant on the Premises after the Commencement Date and (ii) the activities of third parties affiliated with Tenant or invited on the Premises by Tenant after the Commencement Date. Landlord represents and warrants to Tenant that as of the Commencement Date, the Premises do not contain any oil or other petroleum products or hazardous materials or substances, the existence of which imposes a requirement under any law or regulation to remove, remediate, reduce the levels of such substances or otherwise perform any response, corrective or preventive measure or pay for any environmental response costs. Landlord shall indemnify, protect and hold harmless Tenant and each of its officers, directors, employees, shareholders and respective subsidiaries from and against all loss, cost damage, expense and liability incurred by Tenant in connection with the presence, emanation, migration, disposal, release or threatened release of any oil or other petroleum products or hazardous materials or substances on, within, or to or from the Premises as a result of (i) any activity or action by any party prior to the Commencement Date or after the expiration of the Term, except any action or activity, during the Term, of Tenant, its agents, employees, contractors or any other party acting by or through or on behalf of Tenant, (ii) the condition of the Premises prior to the Commencement Date or after the expiration of the Term, including any future manifestations of such conditions, except to the extent that any such condition is caused by or attributable to the activities or the actions of the Tenant, its agents, employees or contractors or by any other party acting by, through or under Tenant which are taken during the Term or (iii) the actions or activities of Landlord. Each party agrees that such party will promptly give written notice to the other party of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Premises and any hazardous substance or environmental law of which such party has actual notice. Notwithstanding the foregoing, Tenant acknowledges that it can make


                               Page 5 of Annex VI
no claim against the Landlord for indemnity or for breach of representation or warranty under this Section 4.02(c) which claim is based upon actions taken by or activities of the Tenant at the Premises prior to the Commencement Date unless (i) notice of such claim is given to Landlord in writing prior to June 30, 2000, or (ii) the Landlord had actual knowledge of such matter and failed to disclose same, in writing, to Tenant prior to the Commencement Date.

                                       V.

5.01 ALTERATIONS TO THE PREMISES. Subject to the other provisions of this
Section 5.01, at any time and from time to time during the Term, Tenant may perform such alteration, renovation, repair, refurbishment, and other work, including the construction of new improvements (collectively called the "ALTERATIONS") with regard to any Improvements as Tenant may elect. Any and all alteration, renovation, repair, refurbishment, construction of new improvements or other work with regard thereto shall be performed, in accordance with the following "CONSTRUCTION STANDARDS" herein so referenced:

                  (i) All such construction or work shall be performed in a good and workmanlike manner in accordance with good industry practice for the type of work in question;

                  (ii) All such construction or work shall be done in compliance with all applicable building codes, ordinances, and other laws or regulations having jurisdiction;

                  (iii) No such construction or work shall be commenced until there shall have been first obtained all licenses, permits, and authorizations required by applicable laws;

                  (iv) Tenant shall have obtained and shall maintain in force and effect the insurance coverage required in Section 7.01 with respect to the type of construction or work in question;

                  (v) After commencement, such construction or work shall be prosecuted with due diligence to its completion;

                  (vi) Tenant shall furnish Landlord with a copy of all plans and specifications relating to each alteration to the extent that such plans and specifications have been furnished to Tenant; and

                  (vii) Any such construction or work which has a cost in excess of $25,000 shall be subject to the approval of Landlord. Such approval shall not be unreasonably withheld and if no approval or disapproval is expressed within 15 days of the receipt of the request and related plans, the approval of Landlord shall be deemed to have been granted.


                               Page 6 of Annex VI

5.02 MECHANIC'S LIEN. Tenant shall not permit any mechanic's lien or liens to be placed upon the Premises during the term hereof caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If a lien is filed upon the interest of Landlord or Tenant in the Premises, Tenant shall cause the same to be discharged of record or bonded within one hundred twenty (120) days after the filing of same. If Tenant shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by deposit in court or bonding. Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien not caused by Landlord, with interest thereon at the rate hereinafter provided from the date of payment, shall be paid by Tenant to Landlord immediately on demand as rent.

5.03 SIGNS. Tenant shall have the right to install signs upon the Premises, subject to any applicable governmental law, ordinances, restrictive covenants, regulations and other requirements. Tenant shall remove all such signs by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Improvements, and Tenant shall repair any injury or defacement caused by such installation and/or removal. Tenant shall not be obligated to remove any signs existing on the Premises as of the Commencement Date.

                                       VI.

6.01     CONDEMNATION.

(a) If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, by right of eminent domain or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall, at Tenant's option, terminate and the Base Rental shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

(b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, by right of eminent domain or by private purchase in lieu thereof, and this Lease is not terminated as provided in clause (a) above, this Lease shall not terminate but the Base Rental payable hereunder during the unexpired portion of this Lease shall be reduced based on the percentage of the Premises that is not usable.

(c) In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.


                               Page 7 of Annex VI

6.02     CASUALTY.

(a) If the Improvements should be damaged or destroyed by fire, water, tornado, hurricane, snowstorm or other casualty, Tenant shall give immediate written notice thereof to Landlord.

(b) If the Improvements should be totally destroyed by fire, water, tornado, hurricane, snowstorm or other casualty, or if they should be so damaged thereby that restoration thereof cannot, in Landlord's reasonable judgment, be completed within one hundred fifty (150) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall, at Tenant's option, terminate and the Base Rental shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

(c) If the Improvements should be damaged by any casualty and this Lease is not terminated by Tenant pursuant to the foregoing provisions of this Section 6.02, Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such Improvements to substantially the condition in which they existed prior to such damage. Notwithstanding the previous sentence, Landlord's obligation to restore, rebuild and repair any casualty during the Term of this Lease shall be limited to the extent of the insurance proceeds received by Landlord. Landlord shall be entitled to receive disbursements of insurance proceeds received by Tenant in respect of the insurance for improvements Tenant is required to maintain hereunder as restoration progresses for the costs Landlord incurs in connection with such restoration. If all or a part of the Premises are untenantable, Base Rental shall be reduced based on the percentage of the Premises that is not usable. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

                                      VII.

7.01 INSURANCE. Tenant agrees to maintain standard fire and extended coverage insurance covering the Improvements in an amount not less than 100% of the replacement costs thereof, insuring against the perils of fire, lightening and other perils as now or hereafter may be included in "All Risk" insurance coverage, such coverage and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state.

Tenant shall obtain and keep in full force (i) a policy of commercial general liability and property damage insurance (including, but not limited to, automobile, personal injury, broad form contractual liability and broad form property damage), with combined single limits of liability (on an occurrence


                               Page 8 of Annex VI
basis) of not less than $1,000,000, and (ii) an "all risk" property policy covering all of Tenant's personal property in, on or about the Premises, containing an agreed amount endorsement in an amount not less than 100% of the full replacement cost valuation, with proceeds of such policy to be used by Tenant for the replacement of such personal property. Tenant shall be named as the insured under the foregoing policies and Landlord and any mortgagees (whose names shall have been furnished to Tenant) shall be named as additional insureds.

All the insurance required to be maintained by Tenant under this Lease shall (i) be issued by insurance companies authorized to do business in the state in which the Premises are located, with a financial rating of at least A:XII for any property insurance and A+ for any liability insurance as rated in the most recent edition of Best's Insurance Reports, (ii) be issued as a primary policy, and (iii) contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and to Landlord's lender, if any, before cancellation or any material change in the coverage, scope, or amount of any policy. A duplicate original policy, or certificate of the policy with the actual policy attached shall be deposited with the other party on or before the Commencement Date, and on the renewal of the policy a certificate of insurance listing the insurance coverages required hereunder and naming Landlord, and any mortgagee of Landlord (whose names have been furnished to Tenant), as applicable, as additional insureds shall be deposited with the other party not less than seven (7) days before expiration of the term of the policy.

7.02 HOLD HARMLESS.

(a) Tenant releases Landlord from all liability for any injury or damage to person or property occurring in the Premises, and agrees to protect, defend, indemnify and hold Landlord harmless from and against all liabilities, claims, suits, actions and costs (including reasonable attorneys' fees and costs of suit) arising out of or in connection with any such injury or caused by the negligence or willful misconduct of Tenant, its partners, agents, servants, employees or contractors.

(b) Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless from and against all liabilities, claims, suits, actions and costs (including reasonable attorneys' fees and costs of suit) arising out of or in connection with any injury or damage to person or property occurring in the Premises, to the extent that such injury or damage is caused by the negligence or willful misconduct of Landlord, its partners, agents, servants, employees or contractors.

7.03 WAIVER OF CLAIMS AND RECOVERY RIGHTS. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each, on behalf of themselves and their respective heirs, successors, legal representatives, assigns and insurers, hereby (a) waives any and all rights of recovery, claims, actions or causes of action against the other and its respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or invitees for any loss or damage that may occur to the Premises or any personal property of such party therein, by reason of fire, the elements, or any other cause which is required to be insured against under the terms of the


                               Page 9 of Annex VI
insurance policies referred to in Section 7.01 hereof, regardless of cause or origin, including negligence of the other party hereto or its respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or invitees, and (b) covenants that no insurer shall hold any right of subrogation against such other party; provided, however, the waiver set forth in this Section 7.03 shall not apply to any deductibles on insurance policies carried by Landlord or Tenant or to any coinsurance penalty which Landlord or Tenant might sustain. If the respective insurer of Landlord and Tenant does not permit such a waiver without an appropriate endorsement to such party's insurance policy, then Landlord and Tenant each shall notify its insurer of the waiver set forth herein and to secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.

7.04 TAXES DEFINED.

(a) Tenant shall be responsible for all Taxes during the Term of the Lease. "Taxes" means all taxes, assessments, use and occupancy taxes and other charges by any public authority, including penalties levied for failure by Tenant to pay any of same in a timely manner, which shall or may during the Term be assessed, levied, charged, confirmed or imposed by any governmental authority upon the Premises or any part thereof. "Taxes" shall not include any income tax, capital levy, estate, succession, inheritance or transfer taxes, or similar tax of Landlord; any franchise tax imposed upon any owner of the fee of the Premises; or any income, profits, or revenue tax, assessment, or charge imposed upon the rent or other benefit received by Landlord under this Lease by any municipality, county, state, the United States of America, or any other governmental body.

(b) Tenant may, at its expense, contest the validity or amount of Taxes for which it is responsible, in which event the payment thereof may be deferred, as permitted by law, during the pendency of such contest, if diligently prosecuted. Landlord shall cooperate with Tenant in connection with any such contest but Landlord shall not be required to spend any sums or incur any liability in cooperating with Tenant.

                                      VIII.

8.01 DEFAULT BY TENANT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" under this Lease:

(a) Tenant shall fail to pay any sum of Base Rental when due, and such failure shall continue for ten (10) days after written notice to Tenant;

(b) Tenant shall fail in the performance of any of the other covenants or conditions under this Lease, and such failure shall continue for thirty (30) days after written notice to Tenant or, if such failure cannot reasonably be cured within said thirty (30) day period despite Tenant's diligent good


                               Page 10 of Annex VI
faith efforts, the failure of Tenant to promptly commence its diligent good faith efforts to cure such failure within said thirty (30) day period and to thereafter diligently pursue such efforts; or

(c) the interest of Tenant under this Lease shall be levied on under execution or other legal process; any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations, or to reorganize or modify Tenant's capital structure; Tenant is declared insolvent according to law; any assignment of Tenant's property shall be made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property and such levy, execution, legal process, petition, declaration, assignment or appointment is not removed or vacated within ninety
(90) days from the date of its creation, service or filing.

8.02 REMEDIES. Upon the occurrence of any Event of Default, at Landlord's option, Landlord may (without further notice or grace) exercise any one or more of the following remedies, in addition to all other rights and remedies provided at law or in equity:

(a) Terminate this Lease and immediately repossess the Premises by forcible entry and detainer suit or otherwise.

(b) Terminate Tenant's right of possession (but not this Lease) and immediately repossess the Premises by forcible entry and detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without terminating this Lease. After regaining possession of the Premises under this Section 8.02(b), Landlord shall use commercially reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole, good faith judgment deems acceptable, and if the Premises are so relet, Tenant shall receive credit against the sums otherwise payable to Landlord hereunder only for the amount of the rentals actually received by Landlord under such new lease.

8.03 NON-WAIVER. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

8.04 HOLDING OVER. If Tenant continues in occupancy of the Premises after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as rent for the holdover period (pro rated on a daily basis) 125% of the Base Rental payable immediately prior to the expiration or termination. No holding over by Tenant after the Term of this Lease without the written consent of Landlord shall be construed to extend the term hereof. Any holding over with the written consent of Landlord shall constitute this a month-to-month tenancy, unless specifically stated otherwise in such consent. The provisions of this paragraph shall survive the expiration or termination of this Lease.


                               Page 11 of Annex VI

                                       IX.

9.01     ASSIGNMENT OR SUBLEASE BY TENANT.

(a) Tenant may assign this Lease or sublet the Premises or any part thereof to an Affiliate of Tenant without the prior consent of Landlord; provided, however, that Tenant shall promptly notify Landlord of any such assignment or subletting, and with respect to any assignment of this Lease, shall deliver a written assumption in favor of Landlord of the duties, obligations and liabilities of Tenant hereunder by such Affiliate. "Affiliate" shall mean any corporation, limited liability company, partnership, sole proprietorship or other entity controlling, controlled by, or under common control with the Tenant. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or the policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

(b) Except as provided in Section 9.01(a), Tenant shall not assign this Lease or sublease all or any portion of the Premises without Landlord's prior written consent in accordance with this Section 9.01(b) which consent shall not be unreasonably withheld or delayed. Tenant shall give Landlord at least fifteen
(15) days advanced written notice of a proposed assignment or subletting to an unaffiliated entity. Landlord shall then have a period of ten (10) days following receipt of such notice within which to notify Tenant in writing whether Landlord consents to the proposed assignment or subletting. Failure by Landlord to respond to Tenant within such ten (10) day period shall be deemed to be Landlord's approval of such assignment.

9.02 ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign its rights and obligations hereunder to any person or entity acquiring ownership of the Premises, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against Landlord hereunder, but Landlord will remain liable for any accrued and unpaid obligations to Tenant that are not expressly assumed in writing by the successor Landlord.

                                       X.

10.01 PEACEFUL ENJOYMENT. Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rental and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant shall be binding upon Landlord only with respect to breaches occurring during its ownership of the Landlord's interest hereunder.


                               Page 12 of Annex VI

                                       XI.

11.01 SUBORDINATION. Tenant covenants and agrees with Landlord that this Lease shall be subject and subordinate in all respects to any mortgage or deed of trust or any ground lease which now encumbers or may hereafter encumber the Premises, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof, provided that Landlord shall use reasonable efforts to cause the owner of any such mortgage, deed of trust or ground lease to enter into a written non-disturbance and attornment agreement with Tenant, in form and content reasonably satisfactory to Tenant, providing that in the event of foreclosure or other rights asserted under the applicable mortgage, deed of trust or ground lease by the holder or any assignee thereof (a) this Lease and all of the rights of Tenant hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provisions of this Lease; and (b) Tenant will automatically become the tenant of such ground lessor or successor in interest without any change in the terms or other provisions of this Lease. Landlord hereby represents and warrants that, except for the mortgage more fully described on Exhibit B attached hereto and made apart hereof, it owns the Premises in fee simple and that the Premises is not presently subject to any mortgage, deed of trust or ground lease.

11.02 ESTOPPEL CERTIFICATE. Tenant agrees, at any time and from time to time, upon not less than twenty (20) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the Rent and other charges have been paid in advance, if any, and such other matters as are reasonably requested by Landlord, it being intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser or lender on all or any portion of the Landlord's interest herein, or a holder of any mortgage or deed of trust encumbering the Premises. Tenant's failure to deliver such statement as provided herein shall constitute an event of default (as that term is defined elsewhere in this Lease).

11.03 DEFAULT BY LANDLORD. If Landlord shall default in the performance of any of the terms, covenants, conditions, warranties or agreements of this Lease on Landlord's part to be performed, and such default has a material adverse effect on Tenant's use and enjoyment of the Premises, and if such default continues for thirty (30) days after written notice to Landlord, and to any first lien mortgagee or ground lessor of Landlord of which Tenant has notice (or, if such failure cannot reasonably be cured within said thirty (30) day period despite Landlord's or such mortgagee's or ground lessor's diligent good faith efforts, the failure of Landlord or such mortgagee or ground lessor to promptly commence its diligent good faith efforts to cure such failure within said thirty (30) day period and to thereafter diligently pursue such efforts) Tenant may at its option, in addition to all other remedies available at law or under this Lease:
(a) cure such default and invoice Landlord for the reasonable costs thereof, in which event Tenant shall have the right to deduct from the rents


                               Page 13 of Annex VI
payable hereunder the amount of any such invoice not paid by Landlord within ten
(10) days of its receipt thereof; (b) institute legal proceedings against Landlord to recover the damages incurred by Tenant on account of such default and/or to enjoin such default; or (c) terminate this Lease.

                                      XII.

12.01    NOTICES.

(a) Any notice or other communications to Landlord or Tenant required or permitted to be given under this Lease (and copies of the same to be given to the parties as below described) must be in writing and shall be effectively given if delivered to the addresses for Landlord and Tenant set forth below, or if sent by United States mail, certified or registered, return receipt requested, to said addresses:

The address for notices to Landlord is:

_______________________________________

_______________________________________

_______________________________________

Facsimile No. _________________________

The address for notices to Tenant is:

_______________________________________

_______________________________________

_______________________________________

Facsimile No. _________________________

(b) Any notice mailed shall be deemed to have been given on the second business day following the date of deposit of such item in a depository of the United States Postal Service. Notice effected other than by mail shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other written notice thereof.

12.02    ARBITRATION.

Except with respect to disputes involving parties other than the parties to this Lease, no party to this Lease shall institute a proceeding in any court or administrative agency to resolve a dispute arising under this Lease before that party has sought to resolve the dispute through direct negotiation with the other party, provided that nothing herein shall restrict the Landlord from instituting a proceeding in any court or administrative agency with respect to a failure by the Tenant to pay monetary


                               Page 14 of Annex VI
amounts where there is no non-monetary dispute involved. If the dispute is not resolved within two weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation. If the parties do not promptly agree on a mediator, the parties shall request the Association of Attorney Mediators (or equivalent organization) in the county where the Premises is located to appoint a mediator. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and any unresolved dispute or controversy arising under or in connection with this Lease shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in _______________ [insert city in which property is located], in accordance with the rules promulgated by the American Arbitration Association then in effect. Each party shall choose one arbitrator and those arbitrators shall agree upon the third arbitrator; if they cannot agree upon a third arbitrator within 20 days, the American Arbitration Association shall appoint the third arbitrator. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs and expenses, including reasonable attorneys' fees, of the prevailing party in any dispute arising under this Lease will be promptly paid by the other party or parties.

12.03 MISCELLANEOUS.

(a) This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

(b) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

(c) This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. The terms and provisions of all Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Lease.

(d) If either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any rental due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party's reasonable legal fees.


                               Page 15 of Annex VI

(e) If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

(f) Landlord and Tenant hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection with this Lease, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

(g) This Lease may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

(h) This Lease shall be construed and enforced in accordance with the laws of the state of which the Premises are located.

(i) If litigation is ever instituted by either party hereto to enforce, or to seek damages for the breach of, any provision hereof, the prevailing party therein shall be promptly reimbursed by the other party for all attorneys' fees reasonably incurred by the prevailing party in connection with such litigation.

(j) It is the intention of Landlord and Tenant to hereby create the relationship of landlord and tenant, and no other relationship whatsoever is hereby created. Nothing in this Lease shall be construed to make Landlord and Tenant partners or joint venturers or to render either party hereto liable for any obligation of the other.

(k) As used herein "Force Majeure" means the occurrence of any event whereby Landlord or Tenant shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, failure or refusal of governmental authorities or agencies to timely issue permits or approvals or conduct reviews or inspections, civil disorder, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted). If Tenant or Landlord shall be delayed, hindered, or prevented from performance of any of its obligations by reason of Force Majeure, the time for performance of such obligation shall be extended for the period of such delay.

(l) Landlord and Tenant have fully negotiated the provisions of this Lease and, notwithstanding any rule or principle of law to the contrary, no provision of the Lease shall be construed in favor of or against either party by virtue of the authorship or purported authorship thereof.


                               Page 16 of Annex VI

IN TESTIMONY WHEREOF, the parties hereof have executed this Lease as of the date first above written.

                                       LANDLORD:

                                       -----------------------------------------


                                       -----------------------------------------



                                       TENANT:


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                               Page 17 of Annex VI

                                    EXHIBIT A


                                    [TO COME]





                               Page 18 of Annex VI